EXHIBIT 10.91
Execution Copy

CREDIT AGREEMENT
dated as of March 23, 2007
among
DURANT BIOFUELS, LLC,
as Borrower,
EARTH BIOFUELS, INC.
and
EARTH LNG, INC.
APPLIED LNG TECHNOLOGIES USA, L.L.C.
FLEET STAR, INC.
APOLLO LEASING, INC.
ARIZONA LNG, L.L.C.
as Loan Parties,
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
and
FOURTH THIRD LLC
as Agent and Sole Lead Arranger

i

v

Annexes
Annex I Commitments and Pro Rata Shares
Annex II Addresses
Exhibits
Exhibit A Form of Assignment Agreement
Exhibit B Form of Compliance Certificate
Exhibit C Form of Note
Exhibit D Form of Warrant
Exhibit E Form of Warrant Purchase Agreement
Exhibit F Form of Durant Intercreditor Agreement
Exhibit G Form of Amendment to Earth LNG Credit Agreement
Schedules
Schedule 5.6 Litigation
Schedule 5.8 Capitalization
Schedule 5.12 Taxes
Schedule 5.14 Environmental Matters
Schedule 5.15 Insurance
Schedule 5.18 Labor Matters
Schedule 7.1 Existing Debt
Schedule 7.2 Existing Liens
Schedule 7.11 Existing Investments
Schedule 7.15 Bank Accounts

CREDIT AGREEMENT
     Credit Agreement dated as of March 23, 2007 (as amended, restated or otherwise modified from time to time, this “Agreement”) among DURANT BIOFUELS, LLC, an Oklahoma limited liability company (“Borrower”), the other Loan Parties named herein, the financial institutions party hereto from time to time (“Lenders”) and Fourth Third LLC, a Delaware limited liability company (in its individual capacity, “Fourth Third”), as Sole Lead Arranger and Agent for all Lenders.
     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:
Section 1. Definitions; Interpretation.
          1.1. Definitions.
     When used herein the following terms shall have the following meanings:
     Acceleration Event means the occurrence of any of the following: (i) an Event of Default under Section 8.1.3; (ii) an Event of Default under Section 8.1.1 and the termination of the Commitments pursuant to Section 8.2; or (iii) any other Event of Default under Section 8.1 and the election by the Required Lenders to declare the Obligations to be due and payable pursuant to Section 8.2.
     Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
     Adjusted Working Capital means the remainder of (a) the consolidated current assets of Borrower and its Subsidiaries minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of Borrower and its Subsidiaries minus the amount of consolidated short-term Debt (including current maturities of long-term Debt) of Borrower and its Subsidiaries included in such consolidated current liabilities.
     Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Agent nor any Lender shall be deemed an Affiliate of any Loan Party.
     Agent means Fourth Third LLC in its capacity as agent for all Lenders hereunder and any successor thereto in such capacity.
     Agreement has the meaning set forth in the Preamble.
     Applicable Margin means 10.00% per annum.
     Approved Fund means (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for any Lender or any Person described in clause (a) above.
     Arizona LNG means Arizona LNG, L.L.C., a Nevada limited liability company.
     Assignee has the meaning set forth in Section 10.8.1.
     Assignment Agreement means an agreement substantially in the form of Exhibit A.
     Board of Directors has the meaning ascribed to it in Section 6.10.
     Borrower has the meaning set forth in the Preamble.
     Business Day means any day on which commercial banks are open for commercial banking business in San Francisco, California and New York, New York, and on which dealings are carried on in the London interbank eurodollar market.
     Calculation Date means each of the Closing Date and the 15th day of each calendar month thereafter.
     Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or (c) with cash proceeds of Dispositions that are reinvested in accordance with this Agreement.
     Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest predominantly in assets satisfying the foregoing requirements and (f) other short term liquid investments approved in writing by Agent.
     Closing Date means the date on which the conditions set forth in Section 4.1 have been satisfied or waived by the Lenders.
     Collateral means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party and any other Person who has granted a Lien to the Agent, in or upon which a Lien now or hereafter exists in favor of any Lender or the Agent for the benefit of the Agent and Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent; provided, however, that with respect to Parent, the term “Collateral” includes only (i) all membership or ownership interests in Borrower and all rights of Parent in, to and under Borrower’s limited liability company operating agreement, now owned or hereafter acquired by Parent, (ii) all capital stock of Earth LNG now owned or hereafter acquired by Parent, and (iii) all proceeds and products of any and all of the property listed in clauses (i) and (ii) and all collateral security and guarantees given by any Person with respect to any of such property, and excludes all other property or proceeds thereof now owned or hereafter acquired by Parent.
     Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Agent and waives (or, if approved by Agent, subordinates) any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Agent reasonable access to and use of such real property during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.
     Collateral Documents means, collectively, the Guarantee and Collateral Agreement, each Mortgage, and each other agreement or instrument pursuant to or in connection with which any Loan Party or any other Person grants a security interest in any Collateral to Agent for the benefit of Lenders, each as amended, restated or otherwise modified from time to time.

     Commitment means, as to any Lender, such Lender’s Pro Rata Share of the Loan Commitment.
     Compliance Certificate means a certificate substantially in the form of Exhibit B.
     Computation Period means each period of one Fiscal Quarter ending on March 31, 2007, two consecutive Fiscal Quarters ending on June 30, 2007, three consecutive Fiscal Quarters ending on September 30, 2007, and four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter thereafter.
     Consolidated Net Income means, with respect to Borrower and its Subsidiaries for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period, excluding (i) consolidated net income of any Person for any period prior to such Person becoming a Subsidiary, (ii) any gains or losses from Dispositions, (iii) any extraordinary gains or extraordinary losses, (iv) any net income of any Subsidiary to the extent that such Subsidiary is unable, by virtue of any legal or contractual prohibition, from distributing such net income to the Borrower, and (iv) any gains or losses from discontinued operations.
     Contingent Obligation means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.
     Control Agreement means a tri-party deposit account, securities account or commodities account Control Agreements by and among the applicable Loan Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory in all respects to Agent and in any event providing to Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.
     Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with a Loan Party, are treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA.
     Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the fair market value of such property), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all Hedging Obligations of such Person, (h) all Contingent Obligations of such Person, (i) all non-compete payment obligations and earn-out and similar obligations, (j) all obligations of such Person in respect of capital stock issued by such Person, to the extent that such Person is obligated to redeem, retire or repurchase such capital stock or set apart any funds therefor, on or prior to the date one year after the Maturity Date, (k) all indebtedness of the types listed in (a) through (j) or (l) of any partnership of which such Person is a general partner and (k) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.
     Default means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.
     Default Rate has the meaning set forth in Section 2.4.1.
     Disposition means, as to any asset or right of any Loan Party, (a) any sale, lease, assignment or other transfer (other than to Borrower or any of its Wholly-Owned Domestic Subsidiaries), (b) any loss, destruction or damage thereof or (c) any condemnation, confiscation, requisition, seizure or taking thereof, excluding (i) Dispositions in any Fiscal Year, the Net Cash Proceeds of which do not in the aggregate exceed $250,000, or in the case of any Disposition described in clause (b) above, $150,000, (ii) the sale or other transfer of inventory in the ordinary course of business and (iii) any transfers of cash.
     Dollar and $ mean lawful money of the United States of America.
     Domestic Loan Party Subsidiary means Borrower, Earth LNG and each Domestic Subsidiary of Borrower or Earth LNG.
     Domestic Subsidiary means any Subsidiary that is incorporated or organized under the laws of a State within the United States of America or the District of Columbia.
     Durant Guaranty means the Guaranty, dated as of February 28, 2007, by the Borrower in favor of Jack B. Kelley, Inc., of certain Debt of Parent and Applied LNG Technologies USA, L.L.C., as amended, restated or otherwise modified solely as permitted under the Durant Intercreditor Agreement.
     Durant Intercreditor Agreement means the Intercreditor Agreement among Agent, the Junior Secured Parties named therein and Borrower, substantially in the form of Exhibit F hereto, as such agreement may be amended, restated or otherwise modified from time to time.
     Durant Lien Expenses means, at any time, the amount of the mechanics liens at the Durant, Oklahoma facility of Borrower listed on Schedule 7.2 as of the Closing Date, plus interest accrued thereto to such time, plus reasonable expenses incurred by Parent or Borrower in connection therewith through such time.

     Earth LNG means Earth LNG, Inc., a Texas corporation.
     Earth LNG Credit Agreement means the Credit Agreement, dated as of February 28, 2007, among Earth LNG, the loan parties named therein and Agent, as amended, restated or otherwise modified from time to time.
     Earth LNG Obligations means the Debt of Earth LNG arising under the Earth LNG Credit Agreement and the promissory note(s) of Earth LNG delivered in connection therewith.
     EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period, (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) transaction expenses incurred in connection with the financing contemplated by this Agreement, and (v) Restricted Payments paid pursuant to Section 7.4.
     Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility under or for violation of any Environmental Law, or for release or injury to the environment or any Person or property or natural resources.
     Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, including all amendments, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to health and safety, or pollution or protection of the environment, natural resources or workplace, including any of the foregoing relating to the presence, use, production, recycling, reclamation, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, emission, control, cleanup or investigation or management of any Hazardous Substance.
     ERISA means the Employee Retirement Income Security Act of 1974, as amended.
     Event of Default means any of the events described in Section 8.1.
     Excluded Taxes has the meaning set forth in Section 3.1(a).
     Executive Order 13224 has the meaning set forth in Section 5.21.1.
     Exercisable Shares has the meaning set forth in Section 6.11 .
     Fee Letter means, that certain letter agreement dated as of even date herewith between Agent and Borrower, as amended, restated or otherwise modified from time to time.
     Fiscal Quarter means a fiscal quarter of a Fiscal Year.
     Fiscal Year means the fiscal year of Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

     Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such Computation Period of EBITDA minus all Capital Expenditures to (b) the sum for such Computation Period of (i) Interest Expense of Borrower and its Subsidiaries accrued during such period and payable in cash, plus (ii) required payments of principal of Debt (including the Loan), (iii) income tax expense, plus (iv) dividends paid by Apollo Leasing, Inc. during such period pursuant to Section 7.4(iii); provided, that for the first three Computation Periods, the actual amounts referred to in clauses (a) and (b) for such Computation Periods shall be multiplied by 4, 2 and 4/3, respectively.
     Foreign Lender means any Lender that is not a United States person under and as defined in Section 7701(a)(30) of the IRC.
     Foreign Subsidiary means any Subsidiary that is not a Domestic Subsidiary.
     Fourth Third has the meaning set forth in the Preamble.
     FRB means the Board of Governors of the Federal Reserve System or any successor thereto.
     GAAP means generally accepted accounting principles in effect in the United States of America set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
     Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     Guarantee and Collateral Agreement means the Amended and Restated Guarantee and Collateral Agreement dated as of the Closing Date by each Loan Party and other grantor or pledgor signatory thereto in favor of Agent, as amended, restated or otherwise modified from time to time.
     Hazardous Substances means any waste, chemical, substance, or material listed, defined, classified, or regulated as a hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, or hazardous, dangerous or radioactive material, chemical or waste or otherwise regulated by any Environmental Law, including, without limitation, any petroleum or any derivative, waste, or byproduct thereof, radon, asbestos, and polychlorinated biphenyls.
     Hedging Obligation means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.
     Indemnified Liabilities has the meaning set forth in Section 10.5.
     Intercreditor Agreement means an intercreditor agreement, if any, entered into after the Closing Date by Agent, the holder of Senior Debt (or a representative thereof), in form and substance satisfactory to Agent.
     Interest Expense means for any period the consolidated interest expense of Borrower and its Subsidiaries for such period (including all imputed interest on Capital Leases).
     Interest Reserve Account has the meaning set forth in Section 2.4.2.
     Interest Reserve Period has the meaning set forth in Section 2.4.2.
     Inventory means all the “inventory” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower’s or such Subsidiary’s custody or possession, including inventory on the premises of others and items in transit.
     Investment means, with respect to any Person, (a) the purchase of any debt or equity security of any other Person, (b) the making of any loan or advance to any other Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any other Person (other than travel and similar advances to employees in the ordinary course of business) or (d) the making of an Acquisition.
     IRC means the Internal Revenue Code of 1986, as amended.
     Kelley Security Agreement means the security agreement, dated as of February 28, 2007, among the “Junior Secured Parties” (as defined in the Durant Intercreditor Agreement), and Borrower, as amended, restated or otherwise modified solely as permitted under the Durant Intercreditor Agreement.
     Last Pre Closing Audit Date means December 31, 2005.
     Legal Costs means, with respect to any Person, (a) all reasonable fees and charges of any counsel, accountants, auditors, appraisers, consultants and other professionals to such Person, (b) the reasonable allocable cost of internal legal services of such Person and all reasonable disbursements of such internal counsel and (c) all court costs and similar legal expenses.
     Lender Party has the meaning set forth in Section 10.5.
     Lenders has the meaning set forth in the Preamble.

     LIBOR Rate means, as of any Calculation Date, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (i) the offered rate for deposits in Dollars for the period of one month commencing on such Calculation Date and for the amount of the Loan, that appears on Dow Jones Market Service (formerly known as the Telerate Service) at 11:00 a.m. London time (or, if not so appearing, as published in the “Money Rates” section of The Wall Street Journal or another national publication selected by Agent) on such Calculation Date, divided by (ii) the sum of one minus the daily average during such period of one month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the FRB for “Eurocurrency Liabilities” (as defined therein); provided, however, that in no event shall the LIBOR Rate be a rate equal to less than 5.00% per annum.
     Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
     Loan Commitment means a commitment to make a loan pursuant to Section 2.1 on the Closing Date in the aggregate principal amount for all Lenders of $9,000,000. The Loan Commitment shall terminate upon the making of the Loan.
     Loan Documents means this Agreement, the Notes, the Collateral Documents, the Fee Letter, the Warrant, the Warrant Purchase Agreement, the Durant Intercreditor Agreement, the Intercreditor Agreement, and all documents, instruments and agreements delivered in connection with the foregoing, all as amended, restated or otherwise modified from time to time.
     Loan Party means Parent, Borrower and each Subsidiary of Borrower, and Earth LNG and each Subsidiary of Earth LNG.
     Loan Party Subsidiary means Borrower, Earth LNG and each Subsidiary of Borrower or Earth LNG.
     Loan means the loan made pursuant to Section 2.1 or, at any time, the aggregate unpaid amount of such loan, as applicable.
     Margin Stock means any “margin stock” as defined in Regulation T, U or X of the FRB.
     Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, assets, business, prospects, properties or condition (financial or otherwise) of Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform in any material respect any of its Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.
     Maturity Date means March 23, 2010.

     Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Agent a Lien on a real property interest of any Loan Party, each as amended, restated or otherwise modified from time to time.
     Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.
     Net Cash Proceeds means:
          (a) with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance and by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Disposition net of (i) the reasonable direct costs relating to such Disposition (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to the applicable Loan Party), (iii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iv) amounts required to be applied to the repayment of any Debt secured by a Lien (permitted hereunder) prior to the Lien of Agent on the asset subject to such Disposition, and (v) so long as no Event of Default exists (or if an Event of Default exists, only with the prior written consent of Required Lenders) (A) with respect to any Disposition described in clause (a) of the definition thereof, all money actually applied within 180 days, or within 360 days pursuant to a binding agreement executed within 180 days, to replace such assets with assets performing the same or similar functions, and (B) with respect to any Disposition described in clause (b) or (c) of the definition thereof, all money actually applied within 180 days, or within 360 days pursuant to a binding agreement executed within 180 days, to repair, replace or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking; and
          (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by Parent, Borrower or any Subsidiary of Borrower or of Earth LNG pursuant to such issuance, net of the reasonable direct costs relating to such issuance (including reasonable sales and underwriter’s commission).
     Non-Excluded Taxes has the meaning set forth in Section 3.1(a).
     Note means a promissory note substantially in the form of Exhibit C, as the same may be replaced, substituted, amended, restated or otherwise modified from time to time.
     Obligations means all liabilities, indebtedness and obligations (monetary (including interest accrued at the rate provided in the applicable Loan Document after the commencement of a bankruptcy proceeding whether or not a claim for such interest is allowed) or otherwise) of any Loan Party under this Agreement, any other Loan Document, any Collateral Document or any other document or instrument executed in connection herewith or therewith and all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
     OFAC has the meaning set forth in Section 6.4(a).
     Paid in Full means, with respect to any Obligations, the payment in full in cash and performance of all such Obligations.
     Parent means Earth Biofuels, Inc., a Delaware corporation.
     Participant has the meaning set forth in Section 10.8.2.
     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
     Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
     Prepayment Amount means (i) with respect to any prepayment made on or before the first anniversary of the Closing Date, an amount equal to 3% of the amount prepaid, (ii) with respect to any prepayment of the Loan made after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, an amount equal to 1.5% of the amount prepaid and (iii) with respect to any prepayment of the Loan made after the second anniversary of the Closing Date, an amount equal to 0% of the amount prepaid.
     Pro Rata Share means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) specified opposite such Lender’s name on Annex I (or in such Lender’s Assignment Agreement) which corresponds to the Loan Commitment, which percentage shall be with respect to the Loan if the Loan Commitment has terminated.
     Replacement Lender has the meaning set forth in Section 3.5(b).
     Required Lenders means Lenders having Pro Rata Shares the aggregate Dollar equivalent amount of which equals or exceeds more than 50% of the outstanding Loan, collectively.
     Securitization has the meaning set forth in Section 10.9.

     Senior Debt shall mean indebtedness that is incurred by the Borrower under a revolving credit facility that has been approved by Agent and that is subject to, and the Liens, if any, securing which are subject to, the Intercreditor Agreement.
     Senior Debt Documents means the “Revolving Credit Documents” as defined in the Intercreditor Agreement.
     Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.
     Tax Returns has the meaning set forth in Section 5.12.
     Titled Vehicle means a vehicle owned by a Loan Party for which a certificate of title has been issued by any jurisdiction pursuant to a statute described in section 9-311 (a)(2) or 9-311(a)(3) of the UCC, a security interest in which against such Loan Party can be perfected only by notation on the certificate of title.
     UCC means the Uniform Commercial Code as in effect in from time to time in the State of New York.
     Warrant means the warrant to purchase shares of stock of Parent to be issued to Fourth Third, substantially in the form of Exhibit D hereto, as the same may be amended, restated, modified or otherwise supplemented from time to time.
     Warrant Purchase Agreement means the warrant purchase and registration rights agreement, between Parent and Fourth Third, substantially in the form of Exhibit E attached hereto.
     Warrant Stock has the meaning ascribed to such term in the Warrant.
     Wholly-Owned Domestic Subsidiary means any Wholly-Owned Subsidiary that is a Domestic Subsidiary.
     Wholly-Owned Subsidiary means, as to any Subsidiary, all of the equity interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by Borrower and/or another Wholly-Owned Subsidiary of Borrower.
          1.2. Interpretation.
     In the case of this Agreement and each other Loan Document, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to such Loan Document unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word

“from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”; (e) unless otherwise expressly provided in such Loan Document, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, Borrower, Lenders and the other parties hereto and thereto and are the products of all parties; accordingly, they shall not be construed against Agent or Lenders merely because of Agent’s or Lenders’ involvement in their preparation.
Section 2. Credit Facilities.
          2.1. Commitments.
     On and subject to the terms and conditions of this Agreement, each Lender, severally and for itself alone, agrees to lend to Borrower on the Closing Date such Lender’s applicable Pro Rata Share of the Loan Commitment. The Commitments of Lenders to make the Loan shall terminate concurrently with the making of the Loan. Any portion of the Loan which is repaid or prepaid, in whole or in part, may not be reborrowed. The proceeds of the Loan will be disbursed to the Interest Reserve Account until Borrower establishes a deposit account in its name with JPMorgan Chase Bank, N.A. subject to a Control Agreement. Upon such establishment at JPMorgan Chase Bank, N.A. subject to a Control Agreement, unless an Event of Default is continuing, Agent shall transfer the proceeds of the Loan to such JPMorgan Chase Bank, N.A. deposit account.
          2.2. Omitted.
          2.3. Loan Accounting.
          2.3.1. Recordkeeping.
     Agent, on behalf of each Lender, shall record in its records the date and amount of the share of the Loan made by each Lender and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loan owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loan hereunder, together with all interest accruing thereon.
          2.3.2. Notes.
     At the request of any Lender, the share of the Loan made by such Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender’s Pro Rata Share of the Loan Commitment and payable in such amounts and on such dates as are set forth herein.
          2.4. Interest.
          2.4.1. Interest Rates.
     Borrower promises to pay interest on the unpaid principal amount of the Loan for the period commencing on March 1, 2007 (as though the Loan was made on that day) until the Loan is Paid in Full at a rate per annum equal to the sum of the LIBOR Rate as in effect on the Calculation Date coinciding with (in the case of the Closing Date) or immediately preceding (in the case of any other Calculation Date), the interest payment date on which such interest is payable plus the Applicable Margin; provided, that (i) at any time an Event of Default exists, if requested by the Agent or the Required Lenders, the Applicable Margin corresponding to the Loan shall be increased by two percentage points per annum (and, in the case of Obligations other than the Loan, such Obligations shall bear interest at the LIBOR Rate plus the Applicable Margin plus two percentage points per annum) (any such increased rate, the “Default Rate”), (ii) any such increase may thereafter be rescinded by Required Lenders, notwithstanding Section 10.1, and (iii) upon the occurrence of an Event of Default under Section 8.1.1 or 8.1.3, any such increase described in the foregoing clause (i) shall occur automatically. In no event shall interest payable by Borrower to Agent and Lenders hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.
          2.4.2. Interest Payment Dates; Interest Reserve Account.
     (a) Accrued interest on the Loan shall be payable in advance (except in arrears for that portion of March occurring on or before the Closing Date) on the Closing Date (for the period beginning on March 1, 2007 and ending on March 31, 2007 and thereafter on the first day of each calendar month (for such calendar month), and, to the extent not paid in advance, upon a prepayment of the Loan in accordance with Section 2.6 and at maturity, in each case, in cash and, during the Interest Reserve Period, as provided in Section 2.4.2(b). After maturity and at any time an Event of Default exists, all accrued interest on the Loan shall be payable in cash on demand at the rates specified in Section 2.4.1.
     (b) On or prior to the Closing Date, the Borrower shall establish a cash collateral account with JPMorgan Chase Bank, N.A. in substance and form reasonably acceptable to Agent (subject to clause (v) below, the “Interest Reserve Account”), over which Agent shall have sole control and exclusive rights of withdrawal pursuant to a Control Agreement, subject to the provisions of this Section. Deposits shall be made into the Interest Reserve Account as follows:
     (i) On the Closing Date Borrower shall deposit or cause to be deposited in the Interest Reserve Account in immediately available funds an amount equal to the interest that will accrue on the unpaid principal balance of the Loan during the period commencing on April 1, 2007 and ending on December 31, 2007 (the “Interest Reserve Period”), calculated at a rate per annum equal to the sum of the LIBOR Rate as in effect on the Closing Date plus the Applicable Margin.
     (ii) Omitted.
     (iii) Omitted.
     (iv) Agent shall withdraw available funds on each Interest Payment Date and apply same to the payment of interest hereunder. In the event that Agent is prevented from withdrawing any amount from the Interest Reserve Account for any reason or in the event that available funds on deposit in the Interest Reserve Account are insufficient, Borrower shall nonetheless be required to make the applicable payment of interest as otherwise required hereunder. Amounts deposited in the Interest Reserve Account shall be invested by the Agent at the direction of the Borrower, in Investments permitted by Section 7.11, so long as Agent has a first priority security interest therein and any such investment can be liquidated so as to pay without penalty all interest that will become payable during the Interest Reserve Period; provided that the investment of such amounts shall be controlled solely by the Agent during the continuance of any Event of Default.
     (v) In the event that the Interest Reserve Account is not established at JP Morgan Chase Bank, N.A. subject to a Control Agreement as of the Closing Date, Borrower authorizes Agent to withhold from the proceeds of the Loan the amount required to be deposited on the Closing Date in the Interest Reserve Account at a segregated deposit account of Agent at Deutsche Bank established for such purpose and such deposit account at Deutsche Bank shall constitute the Interest Reserve Account until Borrower establishes the Interest Reserve Account at JP Morgan Chase Bank, N.A. subject to a Control Agreement. Upon such establishment at JP Morgan Chase Bank, N.A. subject to a Control Agreement, unless an Event of Default is continuing, Agent shall transfer all funds in the Deutsche Bank Investment Reserve Account to the JP Morgan Chase Bank, N.A. deposit.
          2.4.3. Setting and Notice of LIBOR Rates.
     The applicable LIBOR Rate as of each Calculation Date shall be determined by Agent, and notice thereof shall be given by Agent promptly to Borrower and each Lender. Each determination of the applicable LIBOR Rate by Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Agent shall, upon written request of Borrower or any Lender, deliver to Borrower or such Lender a statement showing the computations used by Agent in determining any applicable LIBOR Rate hereunder
          2.4.4. Computation of Interest.
     Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

          2.5. Fees.
          2.5.1. Fourth Third’s Fees.
     Borrower agrees to pay to Fourth Third, for Fourth Third’s account, the fees set forth in the Fee Letter.
          2.6. Prepayment.
          2.6.1. Voluntary Prepayment.
          Borrower may from time to time at any time, on at least ninety (90) days’ written notice to Agent (which shall promptly advise each Lender thereof) not later than 12:00 noon New York time on such day, prepay the Loan in whole or in part without penalty or premium so long as any such prepayment is on the first day of a calendar month, and is accompanied by all accrued and unpaid interest on the Loan and payment of the Prepayment Amount. Such notice to Agent shall specify the date and amount of prepayment. Any such partial prepayment shall be in an amount greater than or equal to $1,000,000 or a higher integral multiple of $500,000.
          2.6.2. Mandatory Prepayment.
          Borrower shall prepay the Loan until Paid in Full at the following times and in the following amounts:
          (i) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Disposition, in an amount equal to such Net Cash Proceeds; and
          (ii) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of its equity securities (other than equity securities that are issued to (x) Parent, (y) management of Parent, or (z) to Persons that as of the date hereof hold equity in Parent), in an amount equal to such Net Cash Proceeds.
          2.6.3. All Prepayments.
     Any prepayment of the Loan on any day other than the first day of a calendar month shall include interest on the principal amount being repaid to the extent not paid in advance and shall be subject to Section 3.3.
          2.7. Repayment.
     The outstanding principal balance of the Loan shall be Paid in Full, for the account of each Lender according to its Pro Rata Share thereof, on the Maturity Date unless accelerated sooner pursuant to Section 8.2.
          2.8. Payment.
          2.8.1. Making of Payments.

     All payments of principal of or interest on the Notes, and of all fees, shall be made by Borrower to Agent without setoff, recoupment or counterclaim and in immediately available funds at the deposit account of Agent in New York, New York set forth on Annex II or at such other deposit account in New York specified by Agent, in any case, not later than 1:00 p.m. New York time on the date due, and funds received after that hour shall be deemed to have been received by Agent on the following Business Day. Agent shall promptly remit to each Lender its share of all principal, interest and fee payments received in collected funds by Agent for the account of such Lender. All payments under Section 3.2 shall be made by Borrower directly to Lender entitled thereto.
          2.8.2. Application of Payments and Proceeds.
          (a) Except as set forth in Section 2.6.2, and subject to the provisions of Sections 2.8.2(b) below, each payment by Borrower hereunder shall be applied to such Obligations as Borrower shall direct by notice to be received by Agent on or before the date of such payment or, in the absence of such notice, as Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, Agent shall advise such Lender as to the application of such payment.
          (b) If an Event of Default or an Acceleration Event shall have occurred and be continuing, notwithstanding anything herein or in any other Loan Document to the contrary, Agent shall apply all or any part of payments in respect of the Obligations and proceeds of Collateral, in each case as received by Agent, to the payment of the Obligations in the following order:
          (i) FIRST, to the payment of all fees, costs, expenses and indemnities due and owing to Agent under this Agreement or any other Loan Document, and any other Obligations owing to Agent in respect of sums advanced by Agent to preserve or protect the Collateral or to preserve or protect its security interest in the Collateral (whether or not such Obligations are then due and owing to Agent), until Paid in Full;
          (ii) SECOND, to the payment of all fees, costs, expenses and indemnities due and owing to Lenders, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full;
          (iii) THIRD, to the payment of all accrued and unpaid interest due and owing to Lenders, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full;
          (iv) FOURTH, to the payment of all principal of the Loan due and owing, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full; and
          (v) FIFTH, to the payment of all other Obligations owing to each Lender, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full.
          2.8.3. Payment Dates.
     If any payment of principal of or interest on the Loan, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
          2.8.4. Set-off.
     Borrower agrees that Agent and each Lender and its Affiliates have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower agrees that at any time an Event of Default has occurred and is continuing, Agent and each Lender may apply to the payment of any Obligations of Borrower hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Agent or such Lender. Notwithstanding the foregoing, no Lender shall exercise any rights described in the preceding sentence without the prior written consent of Agent.
          2.8.5. Proration of Payments.
     If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise, on account of principal of or interest on the Loan, but excluding (i) any payment of principal or interest made in accordance with the terms of this Agreement, and (ii) any payment pursuant to Section 3.1, 3.2, 3.5 or 10.8, then such Lender shall purchase from the other Lenders such participations in the Loan held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.
Section 3. Yield Protection.
          3.1. Taxes.
          (a) Except as otherwise provided in this Section 3.1, all payments of principal and interest on the Loan and all other amounts payable under any Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority (“Taxes”), excluding (i) taxes imposed on or measured by any Lender’s net income by the jurisdiction under which such Lender is organized or conducts business, (ii) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Lender is located and (iii) in the case of any Foreign Lender (other than a Replacement Lender under Section 3.7(b)), any withholding tax that (x) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, except to the extent of any additional amounts to which such Foreign Lender’s assignor, if any, was entitled, at the time of such assignment, to receive from the Borrower with respect to any withholding tax pursuant to this Section 3.1, or (y) would not have been imposed but for Foreign Lender’s failure (other than as a result of a change in law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority) to comply with Section 3.1(c) (collectively, “Excluded Taxes” and all such non-Excluded Taxes, “Non-

Excluded Taxes”), If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower shall: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) within thirty (30) days after the date of any such payment of Taxes, forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (iii) in the case of Non-Excluded Taxes, pay to Agent for the account of Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction (including deductions applicable to any increase to any amount under this Section 3.1) been required.
          (b) The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Agent), Agent and each Lender for all Non-Excluded Taxes (including any net additional Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by such Agent or such Lender and any liabilities arising therefrom or with respect thereto (including any penalty, interest or expense), whether or not such Taxes were correctly or legally asserted. A certificate of the Agent or such Lender (or of the Agent on behalf of such Lender) claiming any compensation under this clause (c), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Agent, shall be conclusive, binding and final for all purposes, absent manifest error.
          (c) Each Foreign Lender that (i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under Section 10.8.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) properly and duly completed and executed Forms W 8EC1, W 8BEN, W 8IMY (as applicable) or successor form or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender’s entitlement to an exemption from or reduction in U.S. withholding taxes with respect to payments to be made to such Foreign Lender under the Loan Documents. Notwithstanding any other provision of this Section 3.1 to the contrary, no Lender shall be required to deliver any form, certificate or document pursuant to this paragraph that it is not legally able to deliver.
          (d) Each Lender that is not a Foreign Lender (other than any such Lender that is may be treated as an “exempt recipient” under IRC Section 1.6049-4(c)(l)) that (i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under Section 10.8.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) properly and duly completed and executed Form W 9 (or any successor form), certifying as to such Lender’s entitlement to an exemption from U.S. backup withholding tax with respect to payments to be made to such Foreign Lender under the Loan Documents. Notwithstanding any other provision of this Section 3.1 to the contrary, no Lender shall be required to deliver any form, certificate or document pursuant to this paragraph that it is not legally able to deliver.
          3.2. Increased Cost.

          (a) If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 2.4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its Loan, its Note or its obligation to make the Loan; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such 180 day period shall be extended to include the period of retroactive effect.
          (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such 180 day period shall be extended to include the period of retroactive effect.
          3.3. Funding Losses.
     Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Agent), Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain the Loan), as reasonably determined by such Lender, as a result of (a) any payment or prepayment of the Loan of such Lender on a date other than first day of a calendar month or (b) the failure of Borrower to borrow the Loan on the Closing Date. For the purposes of this Section 3.3, all determinations shall be made as if such Lender had actually funded and maintained the Loan during each one month period for the Loan through the purchase of deposits having a maturity corresponding to such one month period and bearing an interest rate equal to the LIBOR Rate for such one month period.
          3.4. Manner of Funding; Alternate Funding Offices.
     Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Pro Rata Share of the Loan in any manner it may determine at its sole discretion. Each Lender may, if it so elects, fulfill its commitment to make its advance of the Loan by causing any office, branch or Affiliate of such Lender to make such advance of the Loan; provided that in such event for the purposes of this Agreement such advance of the Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such advance of the Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such office, branch or Affiliate.
          3.5. Mitigation of Circumstances; Replacement of Lenders.
          (a) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by Borrower to pay any amount pursuant to Section 3.1 or 3.2. Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described above and such designation would not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.
          (b) If (i) Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 3.1 or 3.2, or (ii) any Lender does not consent to any matter requiring its consent under Section 10.1 when the Required Lenders have otherwise consented to such matter, then Borrower may within 90 days thereafter designate another bank which is acceptable to Agent in its reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Pro Rata Share of the Loan of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Pro Rata Share of the Loan payable to such Lender plus any accrued but unpaid interest on such Pro Rata Share of the Loan and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.
          3.6. Conclusiveness of Statements; Survival.
          (a) Determinations and statements of any Lender pursuant to Section 3.1, 3.2, or 3.3. shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 3.1 , 3.2 and 3.3, and the provisions of such Sections shall survive repayment of the Loan, cancellation of the Notes and termination of this Agreement.
Section 4. Conditions Precedent.
     The obligation of each Lender to make its Pro Rata Share of the Loan is subject to the following conditions precedent, each of which shall be satisfactory in all respects to Agent:
          4.1. Credit Extension.
     The obligation of Lenders to fund the Loan is subject to the following conditions precedent, each of which shall be satisfactory in all respects to Agent:
          4.1.1. Omitted.
          4.1.2. Earth LNG Credit Agreement.
     The Earth LNG Credit Agreement shall have been amended pursuant to an amendment in the form of Exhibit G hereto.
          4.1.3. Interest and Fees.
     Borrower shall have paid all interest, fees, costs and expenses due and payable under this Agreement and the other Loan Documents on the Closing Date.
          4.1.4. Delivery of Loan Documents.
     Borrower shall have delivered the following documents in form and substance satisfactory to Agent (and, as applicable, duly executed by all Persons named as parties thereto and dated the Closing Date or an earlier date satisfactory to Agent):
          (a) Agreement. This Agreement.
          (b) Notes. A Note, for each Lender requesting a Note.
          (c) Collateral Documents. The Guarantee and Collateral Agreement, all other Collateral Documents, and all instruments, documents, certificates and agreements executed or delivered pursuant thereto (including intellectual property assignments and pledged equity interests in the Borrower and the Borrower’s Subsidiaries), with undated irrevocable transfer powers executed in blank), in each case, executed and delivered by each Loan Party and each other Person named as a party thereto.
          (d) Financing Statements. Properly completed Uniform Commercial Code financing statements and other filings and documents required by law or the Loan Documents to provide Agent perfected Liens (subject only to Liens permitted pursuant to Section 7.2) in the Collateral.
          (e) Lien Searches. Copies of Uniform Commercial Code search reports listing all effective financing statements filed against any Loan Party, with copies of such financing statements.
          (f) Real Property Documents.
(i) Evidence satisfactory to Agent that Parent has notified Union Pacific Railroad Company (“Lessor”), the lessor under that certain Lease of Property from Lessor to Parent, dated March 21, 2006 (the “Railroad Lease”), of the transfer by Parent of its interest in and to the Railroad Lease and the leased premises to Borrower (“Lessee”);
(ii) Evidence satisfactory to Agent that Parent has transferred the leasehold estate created by the Railroad Lease to Lessee;
(iii) Amendment of Railroad Lease between Lessor and Lessee to include all property owned by Lessor and used by Lessee in connection with the Durant facility;
(iv) A Memorandum of the Railroad Lease recorded in the Official Records of Bryan County, Oklahoma;
(v) A Lease Agreement between the City of Durant and Lessee (the “City Lease”) for the lease of certain alleys and roadways, together with a memorandum of said lease recorded in the Official Records of Bryan County, Oklahoma;
(vi) A Fee and Leasehold Mortgage, in form and substance reasonably satisfactory to Agent, from Lessee to Agent and granting a lien on the property owned in fee by Lessee and the property leased by Lessee pursuant to the Railroad Lease and the City Lease and creating a first priority Lien in favor of Agent on the premises owned and leased by Lessee;
(vii) A title insurance policy insuring Agent’s Fee and Leasehold Mortgage on Borrower’s owned and leased property associated with the facility in Durant, Oklahoma in form and substance reasonably satisfactory to Agent;

(viii) An agreement from Lessor (1) consenting to the granting by Lessee of all of its right, title and interest in and to the Railroad
Lease and the leased premises thereunder to Agent pursuant to a leasehold mortgage, (2) agreeing to give notice to Agent upon a default by Lessee and (3) such other matters as reasonably requested by Agent and in form and substance reasonably satisfactory to Agent;
(ix) An amendment to the Arizona Deed of Trust to include this Credit Agreement as part of the secured obligations; and
(x) An endorsement to the existing Arizona title policy insuring Agent’s lien on the Arizona LNG facility to bring the date of said policy forward to the date of recording of the Amendment to the Arizona Deed of Trust and to insure said Deed of Trust as so amended.
          (g) Collateral Access Agreements. Collateral Access Agreements reasonably requested by Agent with respect to the Collateral.
          (h) Durant Intercreditor Agreement. The Durant Intercreditor Agreement, executed and delivered by Agent, the Junior Secured Parties named therein and Borrower, substantially in the form of Exhibit F hereto.
          (i) Lien Releases. Evidence satisfactory to Agent that Uniform Commercial Code or other appropriate termination statements terminating the financing statements of Golden Spread Energy, Inc. and Jack B. Kelley, Inc. on the property of certain Loan Parties shall have been filed in the appropriate filing offices.
          (j) Fee Letter. The Fee Letter, executed and delivered by the Borrower and Agent.
          (k) Letter of Direction. A letter of direction executed by the Borrower containing funds flow information with respect to the proceeds of the Loan on the Closing Date.
          (1) Authorization Documents. For each Loan Party, such Person’s (i) charter (or similar formation document), certified by the appropriate Governmental Authority, (ii) good standing certificates in its state of incorporation (or formation) and in each other state requested by Agent, (iii) limited liability company agreement, partnership agreement, bylaws (and similar governing document), (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.
          (m) Opinions of Counsel. Opinions of counsel for each Loan Party, including local Oklahoma counsel, each in form and substance requested by Agent.

          (n) Insurance. Certificates or other evidence of insurance in effect as required by Section 6.3(b), with endorsements naming Agent as lenders’ loss payee and/or additional insured, as applicable.
          (o) Financials. The financial statements, projections and pro forma balance sheet described in Section 5.4, including, without limitation, the audited financial statements of Borrower (presented on a consolidated basis with the audited financial statements of Apollo Resources International, Inc.) for the Fiscal Year ending December 31, 2005.
          (p) Environmental Reports. Environmental site assessment reports for the Borrower’s facility in Durant, Oklahoma, prepared by environmental engineers reasonably satisfactory to Agent and in form and substance reasonably satisfactory to Agent.
          (q) Consents. Evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Loan Party of the Loan Documents have been duly obtained and are in full force and effect.
          (r) Warrant. The Warrant, executed and delivered by Parent in favor of Fourth Third.
          (s) Warrant Purchase Agreement. The Warrant Purchase Agreement, executed and delivered by Fourth Third and Parent.
          (t) Other Documents. Such other certificates, documents and agreements that may be listed on the closing checklist provided by Agent to the Borrower or as Agent or any Lender may reasonably request.
          4.1.5. Representations and Warranties. Each representation and warranty by each Loan Party contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date.
          4.1.6. No Default. No Default or Event of Default shall have occurred and be continuing.
          4.1.7. Diligence. The Agent shall have completed, to its satisfaction, its remaining due diligence, which includes review of equipment appraisals, obtaining management background checks, and legal diligence, with the results thereof satisfactory to the Agent.
          4.1.8. No Material Adverse Change. Since the applicable Last Pre Closing Audit Date, there has been no material adverse change in the operations, assets, business, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.
          4.1.9. Reservation of Shares. Parent shall have authorized and reserved for issuance to Fourth Third that number of shares of Warrant Stock of Parent necessary for the purpose of issuance to Fourth Third upon exercise of the Warrant and shall have issued to Fourth Third and Fourth Third shall have received the Warrant to purchase not less than an aggregate number of shares of Warrant Stock of Parent (subject to adjustment as set forth in the Warrant) being 2% of the Warrant Stock of Parent as of the Closing Date.
Section 5. Representations and Warranties.
To induce Agent and Lenders to enter into this Agreement and to induce Lenders to make their Pro Rata Shares of the Loan hereunder, Borrower represents and warrants to Agent and Lenders as follows.
          5.1. Organization.
     Borrower is a limited liability company validly existing and in good standing under the laws of the State of Oklahoma, each other Loan Party is validly existing and in good standing under the laws of the jurisdiction of its organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
          5.2. Authorization; No Conflict.
     Each of Borrower and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder, and each of Borrower and each other Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by Borrower of this Agreement and by each of Borrower, each Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of applicable law, (ii) the charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, any Loan Party (other than Liens in favor of Agent created pursuant to the Collateral Documents).
          5.3. Validity; Binding Nature.
     Each of this Agreement and each other Loan Document to which Borrower or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors, rights generally and to general principles of equity.
          5.4. Financial Condition.
          (a) The audited consolidated financial statements of Borrower and its Subsidiaries (presented on a consolidated basis with the audited financial statements of Apollo Resources International, Inc.) as at December 31, 2005, copies of each of which have been delivered pursuant hereto, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of such Persons as at such dates and the results of their operations for the periods then ended.
          (b) The consolidated financial projections (including an operating budget and a cash flow budget) of Parent and Borrower and their respective Subsidiaries for the 3 year period commencing February 1, 2007 delivered to Agent and Lenders on or prior to the Closing Date (i) were prepared by Parent and Borrower, respectively, in good faith and (ii) were prepared in accordance with assumptions for which Parent and Borrower, respectively, has a reasonable basis, and the accompanying consolidated pro forma balance sheets of Parent and Borrower and their respective Subsidiaries as at the Closing Date, adjusted to give effect to the consummation of the financing contemplated hereby as if such transactions had occurred on such date, is consistent in all material respects with such projections.
          5.5. No Material Adverse Change.
     Since the applicable Last Pre Closing Audit Date, there has been no material adverse change in the operations, assets, business, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or of the Parent and its Subsidiaries taken as a whole.
          5.6. Litigation. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower’s knowledge, threatened against any Loan Party which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except as set forth in Schedule 5.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, neither Borrower nor any other Loan Party has any material Contingent Obligations not listed on Schedule 7.1.
          5.7. Ownership of Properties; Liens.
     Each of Borrower and each other Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), except as permitted by Section 7.2.
          5.8. Capitalization.
     All issued and outstanding equity securities of the Loan Parties are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All issued and outstanding equity securities of the Loan Party Subsidiaries are free and clear of all Liens other than those in favor of Agent. Schedule 5.8 sets forth the authorized equity securities of each Loan Party as of the Closing Date. All of the issued and outstanding equity of Borrower is owned by Parent, and all of the issued and outstanding equity of each of the Borrower’s Subsidiaries is, directly or indirectly, owned by Borrower. As of the Closing Date, except as set forth on Schedule 5.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any equity interests of any Loan Party.
          5.9. Pension Plans.
     During the twelve-consecutive-month period prior to the Closing Date or the making of the Loan, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Borrower or any other Loan Party of any material liability, fine or penalty. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Loan Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Loan Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and neither any Loan Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent.
          5.10. Compliance with Law; Investment Company Act; Other Regulated Entities.
     Borrower and each other Loan Party possesses all necessary authorizations, permits, licenses and approvals from all Governmental Authorities in order to conduct their respective businesses as presently conducted. All business and operations of the Borrower and each other Loan Party complies with all applicable federal, state and local laws and regulations, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any other Loan Party is operating any aspect of its business under any agreement, settlement, order or other arrangement with any Governmental Authority. Neither Borrower nor any other Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the Investment Company Act of 1940. None of any Loan Party, any Person controlling any Loan Party, or any Subsidiary of any Loan Party, is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.
          5.11. Margin Stock.

     Neither Borrower nor any Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No portion of the Obligations is secured directly or indirectly by Margin Stock.
          5.12. Taxes.
     Each of Borrower and each other Loan Party and each Non-Loan Party has filed all federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) with the appropriate governmental authorities in all jurisdictions in which such Tax Returns are or were required to be filed. All such Tax Returns are true and correct in all material respects. All Taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any liability may be added thereto for non-payment thereof, except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Loan Party or Non-Loan Party, as applicable, in accordance with GAAP. Except as specifically disclosed in Schedule 5.12, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Loan Party or Non-Loan Party, as applicable, from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable requirements of law and such withholdings have been timely paid to the respective governmental authorities. No Loan Party or Non-Loan Party has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011 -4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Loan Party is the common parent.
          5.13. Solvency.
     On the Closing Date, with respect to each of Borrower and each other Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.
          5.14. Environmental Matters.
     The on-going operations of Borrower and each other Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. Borrower and each other Loan Party have obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary tor their respective ordinary course operations, and Borrower and each other Loan Party are in compliance with all material terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to Borrower or any other Loan Party and could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.14, none of Borrower, any other Loan Party or any of their respective properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local Governmental Authority, nor subject to any judicial or docketed administrative proceeding, nor subject to any indemnification agreement or other contractual obligation, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of Borrower or any other Loan Party that could reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any other Loan Party has any underground or above ground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances.
          5.15. Insurance.
     Borrower and each other Loan Party and their respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such other Loan Party operates. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth on Schedule 5.15.
          5.16. Information.
     All information heretofore or contemporaneously herewith furnished in writing by Borrower or any other Loan Party to Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower or any Loan Party to Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Agent and Lenders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).
          5.17. Intellectual Property.
     Borrower and each other Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of Borrower and the other Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

          5.18. Labor Matters.
     Except as set forth on Schedule 5.18, neither Borrower nor any other Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving Borrower or any other Loan Party that singly or in the aggregate could reasonably he expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower and the other Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.
          5.19. No Default.
     No Event of Default or Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.
          5.20. Foreign Assets Control Regulations and Anti-Money Laundering.
          5.20.1. OFAC.
     Neither any Loan Party nor any Subsidiary of any Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001) (“Executive Order 13224”), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
          5.20.2. Patriot Act.
     Each Loan Party and each of their respective Subsidiaries is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Section 6. Affirmative Covenants.
     Until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are Paid in Full, each Loan Party agrees that, unless at any time Required Lenders shall otherwise expressly consent in writing, it will:
          6.1 Information.
     Furnish to Agent and each Lender:

          6.1.1. Annual Report.
     Promptly when available and in any event within 90 days after the close of each Fiscal Year: a copy of the annual audit report of Parent and its Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet and statement of earnings and cash flows of Borrower and the Subsidiaries as at the end of such Fiscal Year, certified without qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Agent.
          6.1.2. Interim Reports.
     Promptly when available and in any event within 30 days after the end of each month, consolidated balance sheets of Parent and Borrower and their respective Subsidiaries as of the end of such month, together with consolidated statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the chief financial officers of Parent and Borrower.
          6.1.3. Compliance Certificate.
     Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 6.1.1 and each set of statements pursuant to Section 6.1.2 for the last month of each calendar quarter (beginning with the calendar quarter ending June 30, 2007) a duly completed Compliance Certificate, with appropriate insertions, dated the date of such annual report or such monthly statements, and signed by the chief financial officer of Borrower, containing a computation of each of the financial ratios and restrictions set forth in Section 7.14 and to the effect that such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.
          6.1.4. Reports to SEC and Shareholders.
     Promptly upon the filing or sending thereof, copies of (a) all regular, periodic or special reports of each Loan Party filed with the Securities Exchange Commission, (b) all registration statements of each Loan Party filed with the Securities Exchange Commission (other than on Form S-8) and (c) all proxy statements or other communications made to security holders generally.
          6.1.5. Notice of Default; Litigation; ERISA Matters.
     Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower or the applicable Loan Party affected thereby with respect thereto:
          (a) the occurrence of an Event of Default or a Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lenders which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any other Loan Party or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;
          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any other Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of Borrower or any other Loan Party with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent;
          (d) any cancellation or material adverse change in any insurance maintained by Borrower or any other Loan Party; or
          (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect.
          6.1.6. Management Report.
     Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower or any other Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books of Borrower or any other Loan Party.
          6.1.7. Projections.
     As soon as practicable, and in any event not later than 30 days after the commencement of each Fiscal Year, financial projections for Parent and Borrower and their respective Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by Parent and Borrower, respectively, to Agent prior to the Closing Date or otherwise in a manner reasonably satisfactory to Agent, accompanied by a certificate of a chief financial officers of Parent and Borrower to the effect that (a) such projections were prepared by Parent and Borrower, respectively, in good faith, (b) Parent and Borrower, respectively, has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

          6.1.8. Other Information.
     Promptly from time to time, such other information concerning Borrower and any other Loan Party as any Lender or Agent may reasonably request.
          6.2. Books; Records; Inspections.
     Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, Agent (accompanied by any Lender) or any representative thereof to inspect the properties and operations of Borrower or such other Loan Party; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Agent (accompanied by any Lender) or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or Agent or any representative thereof), and to examine (and, at the expense of Borrower or the applicable Loan Party, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, Agent and its representatives to inspect the Collateral and other tangible assets of Borrower or such Loan Party, to perform appraisals of the equipment of Borrower or such Party, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral.
          6.3. Maintenance of Property; Insurance.
          (a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of Borrower or such other Loan Party in good working order and condition, ordinary wear and tear excepted.
          (b) Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as shall be required by all laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date. Upon request of Agent or any Lender, Borrower shall furnish to Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and each other Loan Party. Borrower shall cause each issuer of an insurance policy to provide Agent with an endorsement (i) showing Agent as a loss payee with respect to each policy of property or casualty insurance and naming Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to Agent prior to any cancellation of, or reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Agent. Borrower shall execute and deliver to Agent a collateral assignment, in form and substance satisfactory to Agent, of each business interruption insurance policy maintained by the Loan Parties.

          (c) Unless Borrower provides Agent with evidence of the continuing insurance coverage required by this Agreement, Agent may purchase insurance at Borrower’s expense to protect Agent’s and Lenders’ interests in the Collateral. This insurance may, but need not, protect Borrower’s and each other Loan Party’s interests. The coverage that Agent purchases may, but need not, pay any claim that is made against Borrower or any other Loan Party in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained the insurance coverage required by this Agreement. If Agent purchases insurance for the Collateral, as set forth above, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Loan owing hereunder.
          6.4. Compliance with Laws; Payment of Taxes and Liabilities.
          (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) or Executive Order 13224, any related enabling legislation or any other similar Executive Orders; (c) without limiting clause (a) above, comply and cause each other Loan Party to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations and (d) timely prepare and file all Tax Returns required to be filed by applicable law and pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any other Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.
          6.5. Maintenance of Existence.
     Maintain and preserve, and (subject to Section 7.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than any such jurisdiction where the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
          6.6. Employee Benefit Plans.

     Maintain, and cause each other Loan Party to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.
          6.7. Environmental Matters.
     If any release or disposal of Hazardous Substances shall occur or shall have occurred on or from any real property or any other assets of Borrower or any other Loan Party, cause, or direct the applicable Loan Party to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each other Loan Party to, comply with each valid Federal or state judicial or administrative order requiring the performance at any real property by Borrower or any other Loan Party of activities in response to the release or threatened release of a Hazardous Substance. If any violation of any Environmental Law shall occur or shall have occurred at any real property or any other assets of Borrower or any other Loan Party or otherwise in connection with their operations, cause, or direct the applicable Loan Party to cause, the prompt correction of such violation.
          6.8. Further Assurances.
     (a) Promptly upon request by the Agent, the Loan Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Loan Parties shall cause each of their Domestic Loan Party Subsidiaries to guaranty the Obligations and cause each such Subsidiary to grant to the Agent, for the benefit of the Agent and Lenders, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, Parent shall pledge the Stock and Stock Equivalents of Borrower and of Earth LNG, and each Loan Party Subsidiary shall, and shall cause (x) each of its Domestic Loan Party Subsidiaries to, pledge all of the Stock and Stock Equivalents of each of its Domestic Loan Party Subsidiaries and sixty-five percent (65%) of the outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of the outstanding non-voting Stock and Stock Equivalents) of Foreign Subsidiaries owned directly by a Loan Party Subsidiary, in each instance, to the Agent, for the benefit of the Agent and Lenders, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, such Loan Party Subsidiary shall deliver, or cause to be delivered, to the Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Loan Party (other than Parent) acquires or leases as lessee any real Property, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to the Agent, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to the Agent together with in the case of a lease, such lease amendments, consents and/or estoppels as Agent may reasonably request, and in any event, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Agent, in form and substance and in an amount reasonably satisfactory to the Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current A.L.T.A. surveys, certified to the Agent and the Lenders by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance satisfactory to the Agent.
     (b) Within thirty (30) days after the Closing Date, the Loan Parties shall deliver to Agent a deposit account or securities account, as applicable, Control Agreement for each deposit account and securities account maintained by Borrower or any Subsidiary thereof (other than zero balance payroll and similar accounts and other than the “Lock Box Account” (as such term is defined in the Intercreditor Agreement), in form and substance satisfactory to the Agent.
     (c) Within sixty (60) days after the Closing Date, the Loan Parties shall deliver to Agent written documentation demonstrating to Agent’s satisfaction that, in connection with Borrower’s Durant, Oklahoma facility, the Loan Parties have: (i) prepared and implemented a Spill Prevention, Control, and Countermeasure Plan and complied in all material respects with all other applicable provisions of 40 C.F.R. Part 112; (ii) prepared and filed all reports and other documentation required to comply in all material respects with the Emergency Planning and Community Right-To-Know Act (SARA Title III), 42 U.S.C. §§ 11001 et seq.; and (iii) prepared, implemented, and filed a Risk Management Plan and complied in all material respects with all other applicable provisions of Section 112(r) of the Clean Air Act, 42 U.S.C § 7412(r). No later than June 1, 2007, the Loan Parties shall deliver to Agent written documentation demonstrating to Agent’s satisfaction that, in connection with Borrower’s Durant, Oklahoma facility, the Loan Parties have (i) applied for a storm water discharge permit required under the Clean Water Act, 33 U.S.C. §§ 1251 et seq., and (ii) prepared and filed with the appropriate regulatory authority an Application for an Air Permit to Operate, and, in each case, the Loan Parties shall provide Agent with a written status report every thirty (30) days thereafter until the Loan Parties provide written documentation to Agent demonstrating to Agent’s satisfaction the Loan Parties’ receipt of a final discharge permit and a final Air Permit to Operate.
           6.9. Collateral Access Agreements.
     Each Loan Party Subsidiary shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, bailee in possession of any Collateral or mortgage of any owned property with respect to each location where any Collateral is stored or located, which Collateral Access Agreement shall be reasonably satisfactory in form and substance to Agent.

          6.10. Board Observation Rights.
     Fourth Third shall have the right to appoint a single observer to the board of directors or similar governing body of each Loan Party (the “Board of Directors”), who shall be entitled to attend (or at the option of such observer, monitor by telephone) all meetings of such Board of Directors and each committee of such Board of Directors, but shall not be entitled to vote, and who shall receive all reports, meeting materials, notices, written consents, and other materials as and when provided to the members of such Board of Directors. The Loan Parties shall reimburse Fourth Third for the reasonable travel expenses incurred by any such observer appointed by Fourth Third in connection with attendance at or participation in meetings of such Loan Party’s Board of Directors to the extent consistent with such Loan Party’s policies of reimbursing directors generally for such expenses.
          6.11. Reservation of Shares.
     Parent shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Warrant Stock as may from time to time be issuable upon the exercise of the entire outstanding portion of the Warrant. Parent shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by Parent upon each such issuance). Parent shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.
Section 7. Negative Covenants.
     Until the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are Paid in Full, each Domestic Loan Party Subsidiary agrees that, unless at any time Required Lenders shall otherwise expressly consent in writing, it will:
          7.1. Debt.
     Not, and not suffer or permit any other Loan Party Subsidiary to, create, incur, assume or suffer to exist any Debt, except:
          (a) Obligations under this Agreement and the other Loan Documents;
          (b) Debt secured by Liens permitted by Section 7.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate principal amount of all such Debt at any time outstanding shall not exceed $1,000,000;
          (c) Debt of Borrower to any Wholly-Owned Domestic Subsidiary of Borrower or Debt of any Wholly-Owned Domestic Subsidiary of Borrower to Borrower or another Wholly-Owned Domestic Subsidiary of Borrower; provided that all such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to Agent and pledged and (subject to any contrary provision of the Intercreditor Agreement) delivered to Agent pursuant to the Guarantee and Collateral Agreement as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations hereunder in a manner reasonably satisfactory to Agent;
          (d) Debt described on Schedule 7.1 as of the Closing Date, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
          (e) Senior Debt of Borrower and its Subsidiaries in an aggregate principal amount not exceeding that permitted by the Intercreditor Agreement.
          (f) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 7.5;
          (g) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two (2) Business Days of notice to Borrower or the relevant Subsidiary of its incurrence;
          (h) Debt incurred in connection with the financing of insurance premiums in the ordinary course of business;
          (i) guaranties by Borrower of the Debt of any Wholly-Owned Domestic Subsidiary of Borrower or guaranties by any Subsidiary thereof of the Debt of Borrower, in each case so long as such Debt is permitted under this Section 7.1;
          (j) Debt under the Earth LNG Credit Agreement;
          (k) other unsecured Debt, in addition to the Debt listed above, in an aggregate principal outstanding amount not at any time exceeding $2,000,000;
          (1) the non-recourse obligations of Borrower under the Durant Guaranty; and
          (m) without duplication of any Debt permitted above in this Section 7.1 and until the Earth LNG Obligations have been Paid in Full, Debt of Earth LNG or any Subsidiary thereof permitted under the Earth LNG Credit Agreement.
          7.2. Liens.
     Not, and not suffer or permit any other Loan Party Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
          (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

          (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and (ii) Liens consisting of pledges or deposits incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;
          (c) Liens described on Schedule 7.2 as of the Closing Date;
          (d) subject to the limitation set forth in Section 7.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by Borrower or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;
          (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
          (f) easements, encroachments, rights of way, leases, subleases, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;
          (g) any interest or title of a lessor, sublessor under any lease (other than a Capital Lease) permitted by this Agreement;
          (h) Liens arising from precautionary uniform commercial code financing statements filed under any lease (other than a Capital Lease) permitted by this Agreement;
          (i) Liens arising under the Loan Documents;
          (j) Liens on property of Borrower and its Subsidiaries securing the Senior Debt and subject to the terms of the Intercreditor Agreement;
          (k) Liens in favor of the Agent securing Debt under the Earth LNG Credit Agreement;
          (1) Liens on the property of Borrower and described on Schedule 2 to the Durant Intercreditor Agreement pursuant to the Kelley Security Agreement and securing the Durant Guaranty and subject to the Durant Intercreditor Agreement;

          (m) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof) and
          (n) without duplication of any Liens permitted above in this Section 7.2 and until the Earth LNG Obligations have been Paid in Full, Liens on property of Earth LNG or any Subsidiary thereof permitted under the Earth LNG Credit Agreement.
          7.3. Subsidiaries.
     Not, and not suffer or permit any other Loan Party Subsidiary to establish or acquire any Subsidiary.
          7.4. Restricted Payments.
     Not, and not suffer or permit any other Loan Party Subsidiary to, (a) make any dividend or other distribution to any of its equity holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management or consulting fees or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Debt that is subordinated to the Obligations, or (e) set aside funds for any of the foregoing (each, a “Restricted Payment”). Notwithstanding the foregoing, (i) any Subsidiary of the Borrower may pay dividends or make other distributions to Borrower or to a Wholly-Owned Domestic Subsidiary of Borrower; (ii) any Loan Party may make distributions to Parent that are used by Parent to pay federal, state and local income taxes then due and owing in respect of income from such Loan Party or any Subsidiary of such Loan Party, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that each Loan Party’s aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Parent shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had such Loan Party not filed a consolidated or combined return with Parent, in each case, so long as no Default or Event of Default is continuing or would arise as a consequence thereof; (iii) Apollo Leasing, Inc. may pay semi-annual dividends with respect to shares of its Series A Preferred Stock (non-voting) that are outstanding on the date hereof and at a rate of not more than $0.021852 per share; provided, that no Event of Default is continuing or would occur as a result thereof and so long as the Borrower as of the last day of the Computation Period for which financial statements pursuant to Section 6.1 have been delivered most recently on or prior to the date of such payment shall be, on a pro forma basis (as though such dividend was paid on the first day of such Computation Period) in compliance with the financial covenants set forth in Section 7.14) and (iv) without duplication of any Restricted Payments permitted above in this Section 7.4 and until the Earth LNG Obligations have been Paid in Full, Restricted Payments by Earth LNG or any Subsidiary thereof permitted under the Earth LNG Credit Agreement. For the avoidance of doubt, under no circumstances shall Borrower pay dividends or make other distributions to any Loan Party Subsidiary that is not a Wholly-Owned Domestic Subsidiary of Borrower.
          7.5. Mergers; Consolidations; Asset Sales.

          (a) Not, and not suffer or permit any other Loan Party Subsidiary to, be a party to any merger or consolidation, except for (i) any such merger or consolidation of any Subsidiary of Borrower into Borrower (so long as the Borrower survives such merger) or any Wholly-Owned Domestic Subsidiary of Borrower (so long such Wholly-Owned Domestic Subsidiary survives such merger) or (ii) without duplication of any permitted above in this clause (a) and until the Earth LNG Obligations have been Paid in Full, any such merger of consolidation by Earth LNG or any Subsidiary thereof permitted under the Earth LNG Credit Agreement.
          (b) Not, and not suffer or permit any other Loan Party Subsidiary to, sell, transfer, dispose of, convey or lease any of its assets or equity interests, or sell or assign with or without recourse any receivables, except for (i) sales of inventory or used, worn-out or surplus equipment, all in the ordinary course of business, (ii) sales and dispositions of assets (excluding any equity interests of Borrower or any Subsidiary of Borrower) for at least fair market value (as determined by the Board of Directors of Borrower) so long as at least 75% of the purchase price therefor is in cash and the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000 and (iii) without duplication of any permitted above in this clause (b) and until the Earth LNG Obligations have been Paid in Full, sales, transfer, dispositions, conveyances or leases permitted under the Earth LNG Credit Agreement.
          7.6. Modification of Organizational Documents.
     Not, and not suffer or permit the charter, limited liability agreement, partnership agreement, by-laws or other organizational documents of, Parent, Borrower or any other Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Agent or any Lender.
          7.7. Use of Proceeds.
     Cause Borrower to use the proceeds of the Loan solely to satisfy the Durant Lien Expenses, for deposit into the Interest Reserve Account, to finance its working capital needs, to make Capital Expenditures, and to pay any financing fees and expenses associated herewith, and not use or permit any proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock. For the avoidance of doubt, under no circumstances shall the proceeds of the Loan be used by any Loan Party Subsidiary that is not the Borrower or a Wholly-Owned Domestic Subsidiary of Borrower.
          7.8. Transactions with Affiliates.
     Not, and not suffer or permit any other Loan Party Subsidiary to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:
          (a) as expressly permitted by this Agreement or until the Earth LNG Obligations have been Paid in Full, the Earth LNG Credit Agreement; or
          (b) in the ordinary course of business and pursuant to the reasonable requirements of the business of such Loan Party or such Subsidiary provided that, in the case of this clause (b), upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to the Agent.
          7.9. Inconsistent Agreements.
     Not and not suffer or permit any other Loan Party (including Parent) to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any other Loan Party (including Parent) of any of its Obligations hereunder or under any other Loan Document, (b) prohibit Borrower or any other Loan Party (including Parent) from granting to Agent and Lenders a Lien on any of its assets that constitute Collateral or (c) other than pursuant to any agreement in effect on the Closing Date, or pursuant to the Senior Debt Documents, create or permit to exist or become effective any encumbrance or restriction on the ability of any other Loan Party Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Loan Party Subsidiary, or pay any Debt owed to Borrower or any other Loan Party Subsidiary, (ii) make loans or advances to Borrower or any other Loan Party Subsidiary or (iii) transfer any of its assets or properties to Borrower or any other Loan Party Subsidiary.
          7.10. Business Activities.
     Not, and not suffer or permit any other Loan Party Subsidiary to, engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related thereto.
          7.11. Investments.
     Not, and not suffer or permit any other Loan Party Subsidiary to, make or permit to exist any Investment in any other Person, except the following:
          (a) contributions by Borrower to the common equity of any Wholly-Owned Domestic Subsidiary of Borrower in existence on the Closing Date, or by any Subsidiary that is a Loan Party to the capital of any other Wholly-Owned Domestic Subsidiary of Borrower in existence on the Closing Date, so long as the recipient of any such common equity contribution is the Borrower or at such time is a guarantor of the Obligations and such guaranty or the Obligations is secured by a pledge of all of its equity interests and substantially all of its real and personal property, in each case in accordance with Section 6.8;
          (b) Investments constituting Debt permitted by Section 7.1(c);
          (c) Contingent Obligations constituting Debt permitted by Section 7.1 or Liens permitted by Section 7.2;
          (d) Cash Equivalent Investments;
          (e) loans and advances to employees in the ordinary course of business not to exceed $100,000 in aggregate principal amount at any time outstanding;

          (f) Investments listed on Schedule 7.11 as of the Closing Date; and
          (g) without duplication of any Investments permitted above in this Section 7.11 and until the Earth LNG Obligations have been Paid in Full, Investments by Earth LNG or any Subsidiary thereof permitted by the Earth LNG Credit Agreement.
          7.12. Omitted.
          7.13. Fiscal Year.
     Not, and not suffer or permit any other Loan Party Subsidiary or Parent to, change its Fiscal Year.
          7.14. Financial Covenants.
           7.14.1. Fixed Charge Coverage Ratio.
     Not and not suffer or permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.3:1.0:
          7.14.2. EBITDA.
     Not and not suffer or permit EBITDA for any Computation Period to be less than the applicable amount, set forth below for such Computation Period:

Computation
Period Ending	EBITDA
September 30, 2007	$483,955
December 31, 2007	$714,915
March 31, 2008	$725,933
June 30, 2008	$714,915
September 30, 2008	$714,914
December 31, 2008	$710,994
March 31, 2009	$710,994
June 30, 2009	$710,994
September 30, 2009	$710,994
December 31, 2009	$701,092
March 31, 2010	$701,092
June 30, 2010	$701,092
September 30, 2010	$701,092
           7.15. Deposit Accounts and Securities Accounts.
     Not, and not suffer or permit any other Domestic Loan Party Subsidiary to, maintain or establish any deposit account or securities account other than the deposit accounts and securities accounts set forth on Schedule 7.15 without prior written notice to Agent and unless Agent, Borrower or such other Loan Party and the bank or securities intermediary at which such deposit account or securities account, as applicable, is to be opened or maintained enter into a Control

Agreement regarding such deposit account or securities account, as applicable, on terms satisfactory to Agent.
          7.16. Sale-Leasebacks. Not and not suffer or permit any other Loan Party Subsidiary to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.
          7.17. Hazardous Substances. Not, and not suffer or permit any other Loan Party Subsidiary or Parent to, cause or suffer to exist any release of any Hazardous Substances at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Loan Party Subsidiary or Parent that would violate any Environmental Law, form the basis for any Environmental Claims or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Loan Party Subsidiary or Parent), other than such violations, Environmental Claims and effects that would not, in the aggregate, be reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, under no circumstances will any Domestic Loan Party Subsidiary cause or suffer to exist any disposal of any Hazardous Substances at, on, under or in any real property owned, leased, subleased, or otherwise operated or occupied by any Loan Party Subsidiary or Parent.
Section 8. Events of Default; Remedies.
          8.1. Events of Default.
     Each of the following shall constitute an Event of Default under this Agreement:
          8.1.1. Non-Payment of Credit.
     Default, in the payment when due of the principal of the Loan shall occur; or default, and continuance thereof for 5 days, in the payment when due of any interest, fee, or other amount payable by any Loan Party hereunder or under any other Loan Document shall occur.
          8.1.2. Default Under Other Debt.
     An Event of Default shall occur and be continuing under the Earth LNG Credit Agreement, or any default shall occur under the terms applicable to any Debt (other than the Obligations) of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $1,000,000 and such default shall result in the acceleration of the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require Borrower or any other Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.
          8.1.3. Bankruptcy; Insolvency.
     Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.
          8.1.4. Non-Compliance with Loan Documents.
          (a) (a) Failure by Borrower or any other Loan Party to comply with or to perform any covenant set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5(a), 6.1.7, 6.3(b) and (c), 6.5, 6.7, and 7; or (b) failure by Borrower or any other Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document applicable to it (and not constituting an Event of Default under any other provision of this Section 8) and continuance of such failure described in this clause (b) for 30 days.
          8.1.5. Representations; Warranties.
     Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.
          8.1.6. Pension Plans.
          (a) Institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Loan Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any other Loan Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.
          8.1.7. Judgments.
          (a) Final judgments which exceed an aggregate of $250,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments; or
          (b) One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Loan Parties or any of their respective Subsidiaries which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
          8.1.8. Invalidity of Collateral Documents.
     Any Collateral Document shall cease to be in full force and effect; or any Loan Party or other grantor or pledgor (or any Person by, through or on behalf of any Loan Party, grantor or pledgor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.
          8.1.9. Invalidity of Intercreditor Provisions.
     Any subordination provision in any document or instrument governing Debt that is intended to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any such Debt, or any subordination provision in any guaranty by any Loan Party of any such Debt, shall cease to be in full force and effect, or any Person (including the holder of any applicable Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.
          8.1.10. Change of Control.
     (a) Parent shall cease to directly own and control 100% of each class of the outstanding equity interests of Borrower, (b) Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each Subsidiary of the Borrower, or (c) a “Change of Control” or other similar event shall occur, as defined in, or under, the Senior Debt Documents or any other documentation evidencing or otherwise relating to any Senior Debt.
          8.2. Remedies.
     If any Event of Default described in Section 8.1.3 shall occur, the Loan and all other Obligations shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Agent (upon the written request of Required Lenders) shall declare all or any part of the Loan and other Obligations to be due and payable, whereupon the Loan and other Obligations shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 8.1.1 may only be waived by the written concurrence of each Lender, and the effect as an Event of Default of any other event described in this Section 8 may be waived by the written concurrence of Required Lenders. Any cash collateral delivered hereunder shall be applied by Agent to any remaining Obligations and any excess remaining after the Obligations shall have been Paid in Full shall be delivered to Borrower or as a court of competent jurisdiction may elect.

Section 9. Agent.
           9.1. Appointment; Authorization.
          (a) Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.
          9.2. Delegation of Duties.
     Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.
          9.3. Limited Liability.
     None of Agent or any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or Affiliate of any Loan Party.
          9.4. Reliance.
     Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or all Lenders if expressly required hereunder) as it deems appropriate and, if it so requests, confirmation from Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders (or all Lenders if expressly required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender.
          9.5. Notice of Default.
     Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Agent will notify Lenders of its receipt of any such notice or any such default in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders. Agent shall take such action with respect to such Event of Default or Default as may be requested by Required Lenders in accordance with Section 8; provided that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of Lenders.
          9.6. Credit Decision.
     Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of Borrower and the other Loan Parties, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party which may come into the possession of Agent.

          9.7. Indemnification.
     Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), based on such Lender’s Pro Rata Share, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs, except to the extent any thereof result from the applicable Person’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out of pocket expenses (including Legal Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 9.7 shall survive repayment of the Loan, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Agent.
          9.8. Agent Individually.
     Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Loan Party and any Affiliate of any Loan Party as though Agent were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Agent or its Affiliates may receive information regarding Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of any such Loan Party or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to their portions of the Loan (if any), Agent and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Agent were not Agent, and the terms “Lender” and “Lenders” include Agent and its Affiliates, to the extent applicable, in their individual capacities.
          9.9. Successor Agent.
     Agent may resign as Agent at any time upon 30 days’ prior notice to Lenders. If Agent resigns under this Agreement, Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, on behalf after consulting with Lenders and (so long as no Event of Default exists) Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above.
          9.10. Collateral Matters.
     Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Collateral Document (i) when all Obligations have been Paid in Full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of Borrower as to the sale or other disposition of property being made in compliance with this Agreement); or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (d)(i) or (d)(iii) of Section 7.2 (it being understood that Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 7.1(b)). Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 9.10.
Section 10. Miscellaneous.
          10.1. Waiver; Amendments.
     No delay on the part of Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the Notes or any of the other Loan Documents (or any subordination and intercreditor agreement or other subordination provisions relating to any other Debt) shall in any event be effective unless the same shall be in writing and approved by Lenders having aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall increase any Commitment, extend the date scheduled for payment of any principal of (except as set forth below) or interest on the Loan or any fees or other amounts payable hereunder or under the other Loan Documents or reduce the principal amount of the Loan, the amount or rate of interest thereon (provided, that Required Lenders may rescind an imposition of default interest pursuant to Section 2.4.1) or any fees or other amounts payable hereunder or under the other Loan Documents, without, in each case, the consent of each Lender directly affected thereby. No amendment, modification, waiver or consent shall release any party from its guaranty under the Guarantee and Collateral Agreement or all or any substantial part of the Collateral granted under the Collateral

Documents, change the definition of Required Lenders, change any provision of this Section 10.1, change the provisions of Section 2.8.2 or reduce the aggregate Pro Rata Share required to effect any amendment, modification, waiver or consent, without, in each case, the consent of all Lenders. No provision of Section 9 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent.
           10.2. Notices.
     All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex II or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. Borrower and Lenders each hereby acknowledge that, from time to time, Agent may deliver information and notices to Lenders using the internet service “Intralinks” or any similar service. Each of Borrower and each Lender hereby agree that Agent may, in its discretion, utilize Intralinks or any similar service for such purpose.
          10.3. Computations.
     Unless otherwise specifically provided herein, any accounting term used in this Agreement (including in Section 7.14 or any related definition) shall have the meaning customarily given such term in accordance with GAAP, and all financial computations (including pursuant to Section 7.14 and the related definitions, and with respect to the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation) hereunder shall be computed in accordance with GAAP consistently applied; provided that if Borrower notifies Agent that Borrower wishes to amend any covenant in Section 7.14 (or any related definition) to eliminate or to take into account the effect of any change after the Closing Date in GAAP on the operation of such covenant (or if Agent notifies Borrower that Required Lenders wish to amend Section 7.14 (or any related definition) for such purpose), then Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and Required Lenders. The explicit qualification of terms or computations by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.
          10.4. Costs; Expenses.
     Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent (including Legal Costs) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of Collateral) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any proposed or actual amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Legal Costs) incurred by Agent and each Lender after an Event of Default in connection with the collection of the Obligations and enforcement of this Agreement, the other Loan Documents or any such other documents; provided, however, that notwithstanding the foregoing, the Borrower shall not be required to reimburse the Agent or Lenders for expenses incurred on or prior to the Closing Date by the Agent and Lenders in connection with the preparation, execution and delivery of the Loan Documents in an aggregate amount in excess of $100,000. In addition, Borrower agrees to pay, and to save Agent and Lenders harmless from all liability for, any fees of Borrower’s auditors in connection with any reasonable exercise by Agent and Lenders of their rights pursuant to Section 6.2. All Obligations provided for in this Section 10.4 shall survive repayment of the Loan, cancellation of the Notes and termination of this Agreement.
          10.5. Indemnification by Borrower.
     In consideration of the execution and delivery of this Agreement by Agent and Lenders and the agreement to extend the Commitments provided hereunder, Borrower hereby agrees to indemnify, exonerate and hold Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of Agent and each Lender (each a “Lender Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities (including, without limitation, strict liabilities), damages, fines, penalties and expenses, including Legal Costs (collectively, the “Indemnified Liabilities”), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to (a) any repayment of Debt, tender offer, merger, purchase of equity interests, purchase of assets or other similar or dissimilar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of the Loan, (b) the generation, use, handling, recycling, reclamation, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by Borrower or any other Loan Party, (c) any violation of or liability under any Environmental Laws or any Environmental Claim with respect to conditions at any property owned or leased by any Loan Party or the operations conducted thereon, (d) the investigation, cleanup or remediation of offsite locations at which any Loan Party or their respective predecessors are alleged to have directly or indirectly released or disposed of Hazardous Substances and any related Environmental Claims or (e) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any Lender Party, except to the extent any such Indemnified Liabilities result from the applicable Lender Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All Obligations provided for in this Section 10.5 shall survive repayment of the Loan, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.
          10.6. Marshaling; Payments Set Aside.
     Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or any Lender, or Agent or any Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (a) to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (b) each Lender severally agrees to pay to Agent upon demand its ratable share of the total amount so recovered from or repaid by Agent to the extent paid to such Lender.
          10.7. Nonliability of Lenders.
     The relationship between Borrower on the one hand and Lenders and Agent on the other hand shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibility to Borrower. Neither Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. Execution of this Agreement by Borrower constitutes a full, complete and irrevocable release of any and all claims which Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages or liabilities.
          10.8. Assignments; Participations.
          10.8.1. Assignments.
          (a) Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s share of the Loan, with the prior written consent of Agent and, so long as no Event of Default exists, Borrower (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender). Except as Agent may otherwise agree, any such assignment (other than any assignment by a Lender to a Lender or an Affiliate or Approved Fund of a Lender) shall be in a minimum aggregate amount equal to $2,500,000 or, if less, the entire principal amount of the Loan being assigned. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the Lender to whom such interest is assigned; provided, that no such fee shall be payable in connection with any assignment by a Lender to a Lender or an Affiliate or Approved Fund of a Lender. Any attempted assignment not made in accordance with this Section 10.8.1 shall be treated as the sale of a participation under Section 10.8.2. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within three Business Days after notice thereof.

          (b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Loan. Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.
          (c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and principal amount of the Loan owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.
          (d) Notwithstanding the foregoing provisions of this Section 10.8.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Pro Rata Share of the Loan and its Note (i) as collateral security to a Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder) and (ii) to (w) an Affiliate of such Lender which is at least 50% owned (directly or indirectly) by such Lender or by its direct or indirect parent company, (x) its direct or indirect parent company, (y) to one or more other Lenders or (z) to a Approved Fund.
          10.8.2. Participations.
     Any Lender may at any time with, so long as no Event of Default is continuing and such Lender intends to sell more than 50% of its Pro Rata Share (as of such date) of the Loan, Commitments or other interests hereunder, the consent of the Borrower sell to one or more Persons participating interests in its Pro Rata Share of the Loan, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 2.8.5. Borrower also agrees that each Participant shall be entitled to the benefits of Section 3 and Section 10.5 as if it were a Lender.
          10.9. Confidentiality.
     Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender or any of their Affiliates (including collateral managers of Lenders) in evaluating, approving, structuring or administering the Loan and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; (f) to any nationally recognized rating agency or investor of a Lender that requires access to information about a Lender’s investment portfolio in connection with ratings issued or investment decisions with respect to such Lender; (g) that ceases to be confidential through no fault of Agent or any Lender; (h) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding Borrower and the Loan and Commitments is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential; (i) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization; or (j) to a Person that is an investor or prospective investor in Fourth Third or any of its Affiliates. For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loan or the Commitments. Notwithstanding the foregoing, Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
          10.10. Captions.
     Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          10.11. Nature of Remedies.
     All Obligations of Borrower and rights of Agent and Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
          10.12. Counterparts.
     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page.
          10.13. Severability.
     The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
          10.14. Entire Agreement.
     This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 2.5.1) and any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Agent or Lenders.
          10.15. Successors; Assigns.
     This Agreement shall be binding upon Borrower, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, Lenders and Agent and the successors and assigns of Lenders and Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Borrower may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Agent and each Lender.
          10.16. Governing Law.
     THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
          10.17. Forum Selection; Consent to Jurisdiction.
     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORKAND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          10.18. Waiver of Jury Trial.
     EACH LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
[signature pages follow]

     The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.
DURANT BIOFUELS, LLC

By: Name:	/s/ Dennis G. McLaughlin, III Dennis G. McLaughlin, III
Title:	CEO, Earth Biofuels, Inc., its sole and manager
EARTH BIOFUELS, INC.

By: Name:	/s/ Dennis G. McLaughlin, III Dennis G. McLaughlin, III
Title:	CEO
EARTH LNG, INC.

By: Name:	/s/ John W. Morrison John W. Morrison
Title:	President
APPLIED LNG TECHNOLOGIES USA, L.L.C.

By: Name:	/s/ John W. Morrison John W. Morrison
Title:	President
FLEET STAR, INC.

By: Name:	/s/ John W. Morrison John W. Morrison
Title:	President
[Durant Credit Agreement Signature page]

APOLLO LEASING, INC.

By: Name:	/s/ John W. Morrison John W. Morrison
Title:	President
ARIZONA ING, L.L.C.

By: Name:	/s/ John W. Morrison John W. Morrison
Title:	President
[Durant Credit Agreement Signature Page]

FOURTH THIRD LLC,
as Agent and a Lender

By: Title:	/s/ Seth B. Taube Authorized Signatory
[Durant Credit Agreement Signature Page]

ANNEX I
Commitments and Pro Rata Shares

Lender	Loan Commitment	Pro Rata Share
Fourth Third LLC	$9,000,000	100%

I-1

Annex II
Addresses
Loan Parties
Address for Notices:
3100 Knox Street, Suite 403
Dallas, Texas 75205
Attention:       Darren L. Miles
Telephone:     (214) 634-6291
Telecopy:       (214) 520-0507
FOURTH THIRD LLC,
as Agent and a Lender
Address for Notices:
Fourth Third Capital LLC
375 Park Avenue
Suite 3304
New York, New York 10152
Attention: Brian J. Cavanaugh
Chief Financial Officer
Telephone:       (212) 759-0777
Telecopier:       (212) 759-0091
copies to
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attention: Robert S. Finley
Telephone:      (212) 556-2142
Telecopier:      (212) 556-2222
Address for Payments:

Bank:	First Republic Bank, New York Branch 79
ABA:	321-0816-69
FFC:	Fourth Third LLC
A/C:	979-0007-9652

II-1

Address:	1230 Avenue of the Americas
New York, New York 10020

II-2

Exhibit A
Form of Assignment Agreement
     This Assignment Agreement (this “Assignment Agreement”) is entered into as of                      by and between the Assignor named on the signature page hereto (“Assignor”) and the Assignee named on the signature page hereto (“Assignee”). Reference is made to the Credit Agreement dated as of March  , 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among DURANT BIOFUELS, LLC (“Borrower”), the Loan Parties named therein, the financial institutions party thereto from time to time, as Lenders, and FOURTH THIRD LLC, as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.
Assignor and Assignee agree as follows:
1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto, in and to Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.
2. Assignor (i) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its Obligations under the Credit Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto.
3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; and (vii) if organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal

Revenue Service of the United States, which have been duly executed, certifying as to Assignee’s exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.
4. The effective date for this Assignment Agreement shall be as set forth on the schedule attached hereto (the “Effective Date”). Following the execution of this Assignment Agreement, it will be delivered to Agent for acceptance and recording by Agent pursuant to the Credit Agreement.
5. Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and (ii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights (other than indemnification rights) and be released from its obligations under the Credit Agreement.
6. Upon such acceptance and recording, from and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date with respect to the making of this assignment directly between themselves.
7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
8. This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Assignment. Receipt by telecopy of any executed signature page to this Assignment shall constitute effective delivery of such signature page.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:

By:
Title:

ASSIGNEE:

By:

Title:

Consented to:

FOURTH THIRD LLC,
as Agent

By:

Title:

Schedule to Assignment Agreement

Assignor:

Assignee:

Effective Date:

Credit Agreement dated as of March , 2007 among Durant Biofuels, LLC, the other Loan Parties named therein, the financial institutions party thereto from time to time, as Lenders, and FOURTH THIRD LLC, as Agent
Interests Assigned:

Loan	Loan
Assignor Amounts	$
Amounts Assigned	$
Assignee Amounts (post-assignment)	$

Assignee Information:
Address for Notices:	Address for Payments:

Bank:

ABA#:
Attention:	Account#:
Telephone:	Reference:
Telecopy:

Exhibit B
Form of Compliance Certificate
     Please refer to the Credit Agreement dated as of March      , 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the undersigned (“Borrower”), the financial institutions party thereto and FOURTH THIRD LLC, as Agent. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to Agent and Lenders pursuant to the terms of the Credit Agreement. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
     [Enclosed herewith is a copy of the [annual audited/monthly] report of Borrower as at                                      (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.]
     Borrower hereby certifies and warrants that the computations set forth on the schedule attached hereto correspond to the ratios and/or financial restrictions contained in the Credit Agreement and such computations are true and correct as at the [Computation Date].
     Borrower further certifies that no Event of Default or Default has occurred and is continuing.
     Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on                                        .

DURANT BIOFUELS, LLC

By:
Title:

B-1

Schedule to Compliance Certificate
Dated as of

A.	Section 7.14.1 – Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income	$

2.	Plus: Interest Expense	$
	income tax expense	$
	depreciation	$
	amortization	$
	management fees	$

3.	Total (EBITDA)	$

4.	Income taxes paid/tax distributions	$

5.	Capital Expenditures	$

6.	Sum of (4) and (5)	$

7.	Remainder of (3) minus (6)	$

8.	Interest Expense accrued and payable in cash	$

9.	Required payments of principal of Debt (including The Loan)	$

10.	Management Fees	$

11.	Sum of (8), (9) and (10)	$

12.	Ratio of (7) to (11)	___ to l

13.	Minimum Required	___ to 1

B.	Section 7.14.2-Minimum EBITDA

1.	EBITDA	$
(from Item A(3) above)

2.	Minimum required	$

B-2

Exhibit C
Form of Note

$	New York, New York
     The undersigned (“Borrower”), for value received, promises to pay to the order of                                          (“Lender”) at the principal office of FOURTH THIRD LLC (the “Agent”) in New York City, New York the aggregate unpaid amount of the Loan made to Borrower by Lender pursuant to the Credit Agreement referred to below, such principal amount to be payable on the dates set forth in the Credit Agreement.
     Borrower further promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such Loan is Paid in Full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America to the deposit account located in New York City and identified in the Credit Agreement.
     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of March  , 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among Borrower, the other Loan Parties named therein, the financial institutions (including Lender) party thereto from time to time and Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
     This Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

DURANT BIOFUELS, LLC

By:
Title:

C-1

Execution Copy
AMENDMENT NO. 1
     This AMENDMENT NO. 1, dated as of March 23, 2007 (the “Amendment”), is entered into by and among Earth LNG, Inc., a Texas corporation (the “Borrower”), the other persons designated as “Loan Parties” on the signature pages hereto (the “Loan Parties”), and Fourth Third LLC, a Delaware corporation, as agent for the Lenders (the “Agent”) and as a Lender.
     WHEREAS, the Borrower, the Loan Parties, the Lenders (as defined therein) and Agent are party to a certain Credit Agreement, dated as of February 28, 2007 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement”); all capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement); and
     WHEREAS, the Borrower has requested that the Required Lenders agree to amend the Credit Agreement in certain respects as set forth below; and
     WHEREAS, the Required Lenders are willing to agree to such requests and enter into this Amendment upon the terms and conditions provided herein.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Loan Parties, the Required Lenders and the Agent agree as follows:
SECTION 1.
ADDITIONAL DEFINED TERMS
     The capitalized terms set forth in Section 2(a) below shall have the meanings when used herein as set forth therein.
SECTION 2.
AMENDMENTS
     Subject to the satisfaction of the conditions to effectiveness referred to in Section 3 below, the Borrower, the Loan Parties, the Required Lenders and the Agent agree that the Credit Agreement is hereby amended as follows:
     (a) Section 1.1 of the Credit Agreement is amended by adding each of the following definitions in its proper alphabetical place:
     “Durant Credit Agreement” means the Credit Agreement, dated as of March 23, 2007, among Durant Biofuels, LLC, the other loan parties named therein, the lenders named therein and Agent, as amended, restated or otherwise modified from time to time.
     (b) The definition of “Net Cash Proceeds” appearing in Section 1.1 of the Credit Agreement is amended by adding the text “of Borrower or of Durant Biofuels, LLC” immediately following the text “Parent, Borrower or any Subsidiary” appearing in clause (b) thereof.

  2

     (c) Section 8.1.2 of the Credit Agreement is hereby amended by adding the text “Event of Default shall occur and be continuing under the Durant Credit Agreement, or any” immediately following the word “Any” appearing as the first word of such section.
     (d) The following new Section 10.19 is hereby added to the Credit Agreement immediately following Section 10.18 thereof:
     10.19 Collateral Agent. Each Lender hereby appoints Fourth Third LLC as its collateral agent under the Guarantee and Collateral Agreement and agrees that in so acting Fourth Third LLC will have all the rights, protections, exculpations, indemnities and other benefits provided to Fourth Third LLC under Section 9 hereof, and authorizes and directs Fourth Third LLC to take or refrain from taking any and all action that it deems necessary or advisable in fulfilling its role as Collateral Agent under the Guarantee and Collateral Agreement.
SECTION 3.
CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions are satisfied in full:
     (a) the Agent shall have received one or more counterparts of this Amendment executed and delivered by the Borrower, the other Loan Parties, the Agent and the Required Lenders;
     (b) each the conditions precedent set forth in Section 4 of the Durant Credit Agreement shall have been satisfied, and Durant Biofuels, LLC shall have received term loans thereunder in the aggregate principal amount of $9,000,000;
     (c) no Default or Event of Default is continuing or would result after giving effect to this Amendment; and
     (d) all representations and warranties of the Loan Parties contained in this Amendment and in the Credit Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.
SECTION 4.
LIMITATION ON SCOPE
     Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Agent or the Lenders except to the extent specifically provided for herein. Except as expressly set forth herein, the Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Event of Default.
SECTION 5.
MISCELLANEOUS

3

     (a) The Borrower and the other Loan Parties hereby represent and warrant that this Amendment has been duly authorized and executed by the Borrower and each of the other Loan Parties and that the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower and the other Loan Parties party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in law or in equity).
     (b) Each of the Borrower and the other Loan Parties repeats and restates the representations and warranties of such Person contained in the Credit Agreement as of the date of this Amendment and as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the Credit Agreement or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment.
     (c) The Borrower and the other Loan Parties hereby ratify and confirm the Credit Agreement as amended hereby, and agree that, as amended hereby, the Credit Agreement remains in full force and effect.
     (d) The Borrower and the other Loan Parties agree that the Loan Documents to which each such Person is a party remain in full force and effect (as amended hereby in the case of the Credit Agreement) notwithstanding the execution and delivery of this Amendment and that nothing contained in this Amendment shall constitute a defense to the enforcement of any Loan Document.
     (e) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.
     (f) All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment (as well as by all subsequent amendments, restatements, modifications and supplements thereto).
     (g) THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     (h) This Amendment is a “Loan Document” and each of the provisions set forth in Section 10 (Miscellaneous) of the Credit Agreement applies to this Amendment to the same extent such provision applies to any other Loan Document.
     (i) Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment”: Section 10.2 (Notices), Section 10.10 (Captions), Section 10.13 (Severability), Section 10.14 (Entire Agreement), Section 10.15 (Successors and Assigns), Section 10.17 (Forum Selection; Consent to Jurisdiction) and Section 10.18 (Waiver of Jury Trial).
[SIGNATURE PAGE FOLLOWS]

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

EARTH LNG, INC.

By:	/s/ [ Dennis G. McLaughlin ]
Title:	CEO

LOAN PARTIES:

EARTH BIOFUELS, INC.

By:	/s/ [ Dennis G. McLaughlin ]
Title:	CEO

APPLIED LNG TECHNOLOGIES USA, L.L.C.

By:	/s/ [ John W. Marrison ]
Title:	President

FLEET STAR, INC.

By:	/s/ [ John W. Morrison ]
Title:	President

APOLLO LEASING,INC.

By:	/s/ [ John W. Morrison ]
Title:	President

ARIZONA LNG, L.L.C.

By:	/s/ [ John W. Morrison ]
Title:	President
[Amendment No. 1 to Earth LNG Credit Agreement]

AGENT AND LENDERS: FOURTH THIRD LLC, as Agent and a Lender
By:	/s/ Seth B. Taube
	Name:	Seth B. Taube
	Title:	Authorized Signatory

[Amendment No. 1 to Earth LNG Credit Agreement]

Execution Copy
AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT
DATED AS OF MARCH 23, 2007
BY
DURANT BIOFUELS, LLC
EARTH BIOFUELS, INC.
EARTH LNG, INC.
APPLIED LNG TECHNOLOGIES USA, L.L.C.
FLEET STAR, INC.
APOLLO LEASING, INC.
AND
ARIZONA LNG, L.L.C.
AS GRANTORS,
IN FAVOR OF
FOURTH THIRD LLC,
AS AGENT

-i-

(continued)

(continued)

(continued)
SCHEDULES
7.07(a) Deposit Accounts
EXHIBITS

A	Perfection Certificate
B	Form of Copyright Security Agreement Supplement
C	Form of Patent Security Agreement Supplement
D	Form of Trademark Security Agreement Supplement
E	Form of Control Agreement (Deposit Accounts)
F	Form of Control Agreement (Uncertificated Securities)
G	Form of Control Agreement (Securities Accounts)
H	Form of Control Agreement (Commodities Contracts)
I	Form of Control Agreement (Letter-of-Credit Rights)
ANNEXES

1	Form of Assumption Agreement

12

     AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 23, 2007, by each of the signatories hereto identified on the signature pages hereto as a grantor (together with any other entity that may become a party hereto as a grantor as provided herein, each a “Grantor” and collectively, jointly and severally, the “Grantors”) in favor of Fourth Third LLC as Collateral Agent (in such capacity, the “Agent”) for (i) itself in its capacity as the Agent and a Lender under each of the Credit Agreements (as hereinafter defined) (the “Lender”), together with the banks and other financial institutions or entities (collectively, the “Lenders”) from time to time parties to the Credit Agreement, dated as of February 28, 2007 (as amended, supplemented or otherwise modified from time to time, the “Earth LNG Credit Agreement”) among Earth LNG, Inc. (“Earth LNG”). Earth Biofuels, Inc. (“Parent”), the other Loan Parties named therein, the Lenders and the Agent, and (ii) the Credit Agreement, dated as of March 23, 2007 (as amended, supplemented or otherwise modified from time to time, the “Durant Credit Agreement” and, together with the Earth LNG Credit Agreement, in each case so long as any Borrower Obligations thereunder have not been Fully Satisfied, each a “Credit Agreement” and collectively, the “Credit Agreements”) among Durant Biofuels, LLC (“Durant” and together with Earth LNG, each a “Borrower” and collectively, the “Borrowers”), the other Loan Parties named therein, the Lenders and the Agent, and (iii) the other Secured Creditors (as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, pursuant to the Earth LNG Credit Agreement, the Lenders made extensions of credit to Earth LNG upon the terms and conditions set forth therein;
     WHEREAS, in connection therewith, Earth LNG, the other Grantors (other than Durant) and Agent are party to a Guarantee and Collateral Agreement, dated as of February 28, 2007 (as heretofore amended, the “Original Guarantee and Collateral Agreement”);
     WHEREAS, pursuant to the Durant Credit Agreement, the Lenders have agreed to make extensions of credit to Durant upon the terms and conditions set forth therein;
     WHEREAS, Earth LNG and Durant are members of an affiliated group of companies that includes each other Grantor;
     WHEREAS, Earth LNG, Durant and the other Grantors are engaged in related businesses, and each Grantor has derived substantial direct and indirect benefit from the making of extensions of credit under the Earth LNG Credit Agreement and will derive substantial direct and indirect benefit from the making of extensions of credit under the Durant Credit Agreement;
     WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to Durant under the Durant Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent; and
     WHEREAS, in connection therewith, the parties to the Original Guarantee and Collateral Agreement have agreed to amend and restate the Original Guarantee and Collateral Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  2

     Section 1. Definitions.
          1.01.     Definition of Terms Used Herein Generally. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings set forth in the applicable Credit Agreement. Except as specifically provided herein, all terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein as of the date hereof; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC as of the date hereof.
          1.02.     Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
     “After-Acquired Intellectual Property”: as defined in Section 7.13.
     “Agent”: as defined in the preamble.
     “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
     “Borrower”: as defined in the preamble.
     “Borrower Obligations”: the collective reference to the Obligations (as defined in the Earth LNG Credit Agreement) and the Obligations (as defined in the Durant Credit Agreement).
     “Collateral”: as defined in Section 3.
     “Collateral Agent” means Fourth Third LLC in its capacity as agent for the lenders under the Earth LNG Credit Agreement, the lenders under the Durant Credit Agreement and the other Secured Creditors.
     “Copyright License”: any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that the Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
     “Copyright Office”: the United States Copyright Office.
     “Copyrights”: (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 7(b) to the Perfection Certificate, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection

3

therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Copyright Security Agreement Supplement”: a supplement to this Agreement, executed by one or more Grantors in favor of the Agent, substantially in the form of Exhibit B hereto.
     “Credit Agreement”: as defined in the preamble.
     “Disposition”: with respect to any Property, and except as otherwise provided in Sections 7.13(a)(x) and 7.15, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, but not including the issuance of capital stock or other equity interests by either Borrower; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
     “Event”: as defined in Section 9.03 hereof.
     “Event of Default”: as defined in either Credit Agreement.
     “Excluded Assets”: collectively (a) any General Intangible to the extent that (i) the terms of the agreement between the applicable Grantor and the account debtor or other contract party with respect to such General Intangible prohibits, restricts or requires the consent of the account debtor to, the assignment or transfer of, or creation, attachment or perfection of a security interest in, such General Intangible, or provides that the assignment or transfer or creation, attachment or perfection of such security interest may give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy and (ii) such terms are effective under Sections 9-406, 9-407 or 9-408 of the NYUCC, (b) any property that is subject to a Lien permitted under Section 7.2 of either Credit Agreement pursuant to documents that prohibit the applicable Grantor from granting other liens in such property, (c) all property or proceeds thereof now owned or hereafter acquired by Parent, other than (i) all capital stock of Earth LNG now owned or hereafter acquired by Parent, (ii) all membership or ownership interests in Durant and all rights of Parent in, to and under Durant’s limited liability company operating agreement, now owned or hereafter acquired by Parent, and (iii) all Proceeds and products of any and all of the property listed in clauses (i) and (ii) and all collateral security and guarantees given by any Person with respect to any of such property, and (d) from and after such time as all Borrower Obligations under the Earth LNG Credit Agreement have been Fully Satisfied and provided that no Event of Default under the Durant Credit Agreement has occurred and is continuing, (i) any property or proceeds thereof then owned or thereafter acquired by Durant and (ii) all membership or ownership interests in Durant and all rights of Parent in, to and under Durant’s limited liability company operating agreement, then owned or thereafter acquired by Parent.
     “Excluded Foreign Subsidiary Voting Stock”: the voting capital stock or other equity interests of any Foreign Subsidiary owned by either Borrower or a Domestic Subsidiary thereof.
     “Fully Satisfied”: with respect to the Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, at any time that (a) all principal constituting Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, and all interest (including interest that shall have accrued after the commencement of a bankruptcy proceeding with respect to either Borrower or any Guarantor at the rate provided in the Loan Documents) accrued to such time on such principal and on all other Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, shall have been paid in full in cash, (b)

4

all fees, expenses and other amounts (including contingent obligations, including those in respect of indemnification provisions contained in the Loan Documents, but excluding obligations in respect of such indemnification provisions for which no claim has been made and for which no notice of claim has been given) unpaid as of such time which constitute Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, shall have been paid in full in cash, and (c) the Commitments shall have expired or been terminated.
     “General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(42) of the NYUCC as in effect on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures and all licenses and permits issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, (iv) all rights of such Grantor to receive any tax refunds, and (v) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.
     “Grantor”: as defined in the preamble.
     “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Creditor that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
     “Guarantor Payment”: as defined in Section 2.11(a).
     “Guarantors”: the collective reference to each Grantor.
     “Intellectual Property”: all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including (i) all inventions, designs, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Trade Secrets, designs, confidential or proprietary technical and business information, know how, show how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights and all additions, improvements and accessions to, and books and records describing or used in connection therewith, (ii) all computer software and software systems (including, without limitation, data, databases and related documentation), and (iii) all Internet web sites and domain names.
     “Intellectual Property Security Agreement”: each of a Copyright Security Agreement Supplement, a Patent Security Agreement Supplement and a Trademark Security Agreement Supplement.
     “Intercompany Debt”: as defined in Section 19.17.

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     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or any loan made by any Grantor to another Grantor.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(48) of the NYUCC on the date hereof including, without limitation, all certificated securities and uncertificated securities, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements and all Pledged Commodity Contracts.
     “Issuers”: the collective reference to each issuer of a Pledged Security.
     “Lease”: any lease of personal property under which any Grantor is the lessee.
     “NYUCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.
     “Parent”: as defined in the preamble.
     “Patent License”: any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
     “Patents”: all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all pending applications for letters patent of the United States or any other country, including registrations, recordings and applications in the PTO or in any similar office or agency of the United States, any State or Territory thereof, or any other country, including those identified in Schedule 7(a) to the Perfection Certificate, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use and/or sell inventions disclosed or claimed therein.
     “Patent Security Agreement Supplement”: a supplement to this Agreement, executed by one or more Grantors in favor of Collateral Agent, substantially in the form of Exhibit C hereto.
     “Perfection Certificate”: shall mean a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the Grantors.
     “Perfection Supplement”: shall have the meaning assigned to such term in Section 7.17.
     “Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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     “Pledged Commodity Contracts”: all commodity contracts listed in Section 8 of the Perfection Certificate, and all other commodity contracts to which any Grantor is party from time to time.
     “Pledged Debt Securities”: the debt securities listed in Section 9 of the Perfection Certificate, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
     “Pledged Notes”: all promissory notes listed in Section 9 of the Perfection Certificate, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes in an aggregate principal amount for all Grantors not to exceed $250,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
     “Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Stock.
     “Pledged Security Entitlements”: all security entitlements with respect to the financial assets listed on Section 8 of the Perfection Certificate and all other security entitlements of any Grantor.
     “Pledged Stock”: the shares of capital stock or other equity interests listed in Section 8 of the Perfection Certificate, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of the capital stock or other equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding voting capital stock of any Foreign Subsidiary be required to be pledged hereunder or any capital stock of any Foreign Subsidiary owned by a Foreign Subsidiary be required to be pledged hereunder; provided, further, that in no event shall capital stock or other equity interests of any Subsidiary of Parent that is not a Loan Party be required to be pledged hereunder.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(64) of the NYUCC in effect on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including capital stock or other equity interests.
     “PTO”: the United States Patent and Trademark Office.
     “Receivable”: any right to payment on account of any obligation that could create any right to receive money, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance (including, without limitation, any account or payment intangible).
     “Secured Obligations”: the Borrower Obligations and the Guarantor Obligations.

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     “Secured Creditor”: collectively, the Collateral Agent, Fourth Third LLC as administrative agent under the Earth LNG Credit Agreement, Fourth Third LLC as administrative agent under the Durant Credit Agreement, the Lenders under and as defined in the Earth LNG Credit Agreement and the Lenders under and as defined in the Durant Credit Agreement.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Security Documents”: this Agreement, the Intellectual Property Security Agreements, all deposit account control agreements and similar agreements, all landlord waivers, bailee letters and similar documents and all other pledge or security agreements, “Mortgages” (as such term is defined in either Credit Agreement), assignments or other similar agreements or instruments executed and delivered by any Guarantor pursuant to Section 6.8 or Section 6.9 of the applicable Credit Agreement or otherwise in connection with the transactions contemplated thereby, in each case as amended, modified, restated or supplemented from time to time.
     “Security Interest”: the security interest granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.
     “Subsidiary Guarantor”: any Guarantor that is a Subsidiary of either Borrower.
     “Trade Secret License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to on Schedule 7(a) to the Perfection Certificate.
     “Trade Secrets”: (i) all trade secrets and all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, those identified in Schedule 7(a) to the Perfection Certificate, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.
     “Trademark License”: any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
     “Trademark Security Agreement Supplement”: a supplement to this Agreement, executed by the Grantor in favor of Agent, substantially in the form of Exhibit D hereto.
     “Trademarks”: (i) all trademarks, service marks, trade names, corporate names, company names, business names, domain names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, those

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identified in Schedule 7(a) to the Perfection Certificate, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or fixture infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
     “UCC”: the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section 7.18). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to Revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.
          1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of each Credit Agreement shall be applicable to this Agreement. References to “Sections”, “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.
     Section 2. Guarantee
          2.01. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Secured Creditors and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).
                  (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Creditor hereunder.
                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and Guarantor Obligations shall have been Fully Satisfied notwithstanding that from time to time during the term of the Credit Agreements either Borrower may be free from any Borrower Obligations.
                  (e) No payment made by either Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Creditor from either Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in

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reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are Fully Satisfied.
          2.02. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid at least its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Creditors and each Guarantor shall remain liable to the Secured Creditors for the full amount guaranteed by such Guarantor hereunder.
          2.03. Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Creditor, (i) no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Creditor against either Borrower or any other Guarantor or Grantor or any collateral security or guarantee or right of offset held by any Secured Creditor for the payment of the Borrower Obligations, (ii) no Guarantor shall seek or be entitled to seek any contribution or reimbursement from either Borrower or any other Guarantor or Grantor in respect of payments made by such Guarantor hereunder, and (iii) each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor, in each case, until all Borrower Obligations are Fully Satisfied. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been Fully Satisfied, such amount shall be held by such Guarantor in trust for the Secured Creditors, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Agent may determine. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Secured Creditors and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 2.03, and that the Secured Creditors and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.03, and their rights under this Section 2.03, shall survive payment in full of the Obligations.
          2.04. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Creditor may be rescinded by such Secured Creditor and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Creditor, and each Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith

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may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders under such Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
          2.05. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Creditor upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between either Borrower and any of the Guarantors, on the one hand, and the Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or any of the Guarantors with respect to the Borrower Obligations, except as required pursuant to either Credit Agreement. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of either Credit Agreement or any other Loan Document (other than this Agreement), any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by either Borrower or any other Person against any Secured Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from either Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Creditor against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.
          2.06. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of

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either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2. 7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars in immediately available funds to the deposit account of Agent specified in Annex II to the applicable Credit Agreement and that all such payments will be subject to the provisions of Section 2.8 of the applicable Credit Agreement.
          2. 8. Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 2.11, each Guarantor hereby expressly and irrevocably waives until all Secured Obligations have been paid in full and the Commitments have been terminated pursuant to each Credit Agreement any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Secured Creditors and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 2.08, and that the Secured Creditors and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.08, and their rights under this Section 2.08, shall survive payment in full of the Obligations. The foregoing waiver shall not be deemed to limit or prohibit the payment of indebtedness or other obligations of any Guarantor to any other Guarantor or other Person which is incurred in the ordinary course of business and which is otherwise permitted under this Agreement or any other Loan Document.
          2. 9. Election of Remedies. If any Secured Creditor may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Secured Creditor a Lien upon any Collateral, whether owned by any Guarantor or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, such Secured Creditor may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2. If, in the exercise of any of its rights and remedies, any Secured Creditor shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Secured Creditor and waives, to the extent permitted by applicable law, any claim based upon such action, even if such action by such Secured Creditor shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by such Secured Creditor. Any election of remedies that results in the denial or impairment of the right of any Secured Creditor to seek a deficiency judgment against any Guarantor shall not impair any other Guarantor’s obligation to pay the full amount of the Obligations. In the event any Secured Creditor shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, such Secured Creditor may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the such Secured Creditor but shall be credited against the Obligations. The amount of the successful bid at any such public sale, whether such Secured Creditor or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 2, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount

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of any deficiency claim to which any Secured Creditor might otherwise be entitled but for such bidding at any such sale.
          2.10. Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Section 2 (which liability is in any event in addition to amounts for which such Guarantor is primarily liable under Section 2 of the applicable Credit Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of:
     (a) the net amount of any portion of the Loan advanced to any other Grantor and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and
     (b) the amount that could be claimed by the Agent and the Lenders from such Guarantor under this Section 2.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section2.11.
          2.11. Contribution with Respect to Guaranty Obligations.
     (a) To the extent that any Guarantor shall make a payment under this Section 2.11 of all or any of the Obligations (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
     (b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 2 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
     (c) This Section 2.11 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 2.11 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.1. Nothing contained in this Section 2.11 shall limit the liability of either Borrower to pay the applicable Loan and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
     (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

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     (e) The rights of the indemnifying Guarantors against other Loan Parties under this Section 2.11 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.
          Section 3. Grant of Security Interest.
          Each Grantor hereby grants (and confirms the grant, if any, which shall continue uninterrupted, made by such Grantor in the Original Guarantee and Collateral Agreement) to the Agent, for the ratable benefit of the Secured Creditors, a security interest in and mortgage on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
               a. all accounts, including health-care receivables;
               b. all chattel paper, whether tangible or electronic;
               c. all goods;
               d. all documents;
               e. all equipment;
               f. all fixtures;
               g. all general intangibles, including all payment intangibles;
               h. all instruments;
               i. all Intellectual Property;
               j. all inventory;
               k. all Investment Property;
               1. all Leases;
               m. all letter-of-credit rights;
               n. all money;
               o. all supporting obligations;
               p. all tort claims;
               q. all other property not otherwise described above;
               r. all deposit accounts, all claims now or hereafter arising therefrom, all funds now or hereafter held therein, all amounts now or hereafter credited thereto and all

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certificates and instruments, if any, from time to time representing or evidencing such bank accounts;
               s. all books and records pertaining to the Collateral; and
               t. to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Notwithstanding the foregoing, none of the Excluded Assets shall, to the extent and for so long as they are Excluded Assets, constitute Collateral. If at any time, by reason of any change in law or the receipt of any required consent or otherwise, any General Intangible that was an Excluded Asset ceases to meet the conditions set forth in the definition of “Excluded Assets” found in Section 1 of this Agreement, then such general intangible shall immediately and automatically cease to be an Excluded Asset and the security interest herein granted shall immediately and automatically attach thereto without necessity of any further act or deed by any Grantor.
     Section 4. Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NYUCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as timber to be cut or as-extracted collateral, a sufficient description of real property to which such Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
     Section 5. Relation to Other Security Documents.
          5.01. Real Estate Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by any Grantor to the Agent and securing the payment or performance of any of the Secured Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Agent or any Secured Creditor hereunder.
          5.02. Patent and Trademark Security Agreement Supplements. Concurrently herewith certain of the Grantors are executing and delivering to the Agent for recording in the PTO or the Copyright Office, as applicable, the Patent Security Agreement Supplement. the Trademark Security Agreement Supplement and the Copyright Security Agreement Supplement. The provisions of any current or any future Patent Security Agreement Supplement, Trademark Security Agreement Supplement or Copyright Security Agreement Supplement are supplemental to the provisions of this Agreement. Nothing contained in any current or future Patent Security Agreement Supplement. Trademark Security Agreement Supplement or Copyright Security

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Agreement Supplement shall derogate from any of the rights or remedies of any Secured Creditor hereunder, nor shall anything contained in any such current or future Patent Security Agreement Supplement, Trademark Security Agreement Supplement or Copyright Security Agreement Supplement be deemed to prevent or extend the time of attachment or perfection of any Security Interest in such Collateral created hereby.
     Section 6. Representations and Warranties. To induce the Agent and the Lenders to enter into the Credit Agreements and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Secured Creditors that:
          6.01. Grantors’ Legal Status. (a) Such Grantor is an organization as set forth in the Perfection Certificate; (b) such organization is of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate sets forth such Grantor’s correct organizational identification number or states that such Grantor has none.
          6.02. Grantors’ Legal Names. Such Grantor’s exact legal name is that set forth on the Perfection Certificate and on the signature page hereof.
          6.03. Grantors’ Locations. The Perfection Certificate sets forth such Grantor’s place of business or (if it has more than one place of business) its chief executive office, as well as its mailing address if different. Such Grantor’s place of business or (if it has more than one place of business) its chief executive office (if such Grantor is an organization) is located in a jurisdiction that has adopted the UCC or whose laws generally require that information concerning the existence of nonpossessory security interests be made generally available in a filing, recording or registration system as a condition or result of the security interest obtaining priority over the rights of a lien creditor with respect to the collateral.
          6.04. Representations in the Credit Agreements. The representations and warranties set forth in Section 5 of each Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Secured Creditors shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the applicable Borrower’s knowledge shall, for the purposes of this Section 6.04, be deemed to be a reference to such Grantor’s knowledge.
          6.05. Title to Collateral. The Collateral of such Grantor is owned by such Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to the Credit Agreements. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any of its Collateral, (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the PTO or the Copyright Office or (c) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, with respect to Liens expressly permitted pursuant to the Credit Agreements.
          6.06. Nature of Collateral. None of the Collateral of such Grantor constitutes, or is the proceeds of, farm products and none of the Collateral has been purchased or will be used

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by such Grantor primarily for personal, family or household purposes, and as of the Closing Date, except as indicated in the Perfection Certificate and as of any date of any Perfection Supplement, except as indicated in such Perfection Supplement or in the Perfection Certificate:
               (a) none of the account debtors or other persons obligated on any of the Collateral of such Grantor is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;
               (b) such Grantor holds no commercial tort claims;
               (c) such Grantor has no deposit accounts or other bank accounts;
               (d) such Grantor owns no motor vehicles;
               (e) such Grantor has no securities accounts or securities entitlements or commodities accounts or commodities contracts;
               (f) such Grantor holds no interest in, title to or power to transfer, any Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, Trade Secret Licenses, Copyrights or Copyright Licenses; and
               (g) such Grantor holds no interest in, title to or power to transfer any Intellectual Property that is eligible for registration in the PTO or the Copyright Office.
          6.07. Compliance with Laws. Such Grantor has at all times operated its business in compliance with all laws, except as could not reasonably be expected to have a Material Adverse Effect.
          6.08. Validity of Security interest. Except with respect to assets which in the aggregate for all Grantors do not have a value exceeding $250,000, (a) the Security Interest granted by such Grantor constitutes a legal and valid security interest in all of the Collateral of such Grantor securing the payment and performance of the Secured Obligations and (b) upon the giving of value, the filing of financing statements describing the Collateral in the offices listed on the Perfection Certificate, the recording in the PTO of the Trademark Security Agreement Supplement and the Patent Security Agreement Supplement and in the Copyright Office of the Copyright Security Agreement Supplement, and the taking of all applicable actions in respect of perfection contemplated by Sections 7.06, 7.07, 7.08, 7.09, 7.10, 7.11 and 7.12 in respect of Collateral (in which a security interest cannot be perfected by the filing of a financing statement or such recordings in the PTO or the Copyright Office), the Security Interest will be valid, enforceable and perfected in all Collateral of such Grantor. The Security Interest is and shall be prior to any other Lien on the Collateral, other than Liens expressly permitted to be prior to the Security Interest under the Credit Agreements.
          6.09. Perfection Certificate; Intellectual Property Filings.
               (a) All information set forth on the Perfection Certificate is, and all information set forth on each Perfection Supplement shall be, accurate and complete.
               (b) A fully executed Patent Security Agreement Supplement, Trademark Security Agreement Supplement and a Copyright Security Agreement Supplement containing a

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description of all Collateral of such Grantor consisting of United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Agent for recording by the PTO and the Copyright Office, as necessary, pursuant to 35 U.S.C, § 261, 15 U.S.C. § 1060 or 17 U.S.C, § 205 and the regulations thereunder, as applicable.
          6.10. Investment Property.
               (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the capital stock or other equity interests of each Issuer owned by such Grantor or, in the case of any Excluded Foreign Subsidiary Voting Stock, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.
               (b) All the shares of the Pledged Stock pledged by such Grantor have been duly and validly issued and are fully paid and nonassessable.
               (c) The terms of any uncertificated limited liability company interests and partnership interests included in the Pledged Stock expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the UCC in effect in such jurisdiction).
               (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Security Interest created by this Agreement.
          6.11. Receivables. No amount exceeding $50,000 and payable to such Grantor under or in connection with any Receivable is evidenced by any instrument or chattel paper which has not been delivered to the Agent.
          6.12. Accounts. (i) Each account of such Grantor is genuine and in all material respects what they purport to be, (ii) each account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered or to be rendered by such Grantor to the account debtor named therein, (iii) no material account of such Grantor is evidenced by any instrument or chattel paper unless such instrument or chattel paper has been theretofore endorsed over and delivered to, or submitted to the control of, the Agent and (iv) no surety bond was required or given in connection with any account of such Grantor or the contracts or purchase orders out of which they arose and the right to receive payment under each account is assignable.
          6.13. Equipment and Inventory. With respect to any material equipment and/or material inventory of such Grantor, each such Grantor has exclusive possession and control of such equipment and Inventory of such Grantor except for (i) equipment leased by such Grantor as a lessor or (ii) equipment or inventory in transit with common or other carriers. No material inventory is held by such Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

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     Section 7. Covenants. Each Grantor covenants and agrees with the Agent, in each case at such Grantor’s own cost and expense, as follows.
          7.01. Grantors’ Legal Status. Such Grantor shall not change its type of organization, jurisdiction of organization or other legal structure except, upon not less than twenty (20) days’ prior written notice to the Agent.
          7.02. Grantors’ Names. Such Grantor shall not change its name, except upon not less than twenty (20) days’ prior written notice to the Agent.
          7.03. Grantors’ Organizational Numbers. Without providing at least twenty (20) days’ prior written notice to the Agent, such Grantor shall not change its organizational identification number if it has one. If such Grantor does not have an organizational identification number and later obtains one, such Grantor shall forthwith notify the Agent of such organizational identification number promptly upon obtaining such identification number.
          7.04. Locations. Without providing at least twenty (20) days’ prior written notice to the Agent, such Grantor shall not (a) change its place of business or (if it has more than one place of business) its chief executive office and shall promptly notify the Agent of any new location of Collateral owned by either Borrower or a Domestic Subsidiary thereof that is not set forth on a Perfection Certificate or Perfection Supplement.
          7.05. Covenants in Credit Agreements. Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
          7.06. Promissory Notes and Tangible Chattel Paper. If such Grantor, together with the other Grantors, shall at any time hold or acquire any promissory notes or tangible chattel paper in an aggregate principal amount of more than $50,000, such Grantor shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify to be held by the Agent as Collateral pursuant to this Agreement.
          7.07. Deposit Accounts. For each deposit account that such Grantor at any time opens or maintains, such Grantor shall, at the Agent’s request and option, either (a) cause the depository bank to enter into a written agreement or other authenticated record with the Agent, in form and substance reasonably satisfactory to the Agent, pursuant to which such depository bank shall agree, among other things, to comply at any time with instructions from the Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor such agreement to be substantially in the form of Exhibit E or such other form as the Agent shall approve, or (b) arrange for the Agent to become the customer of the depository bank with respect to the deposit account; provided, however, that notwithstanding the foregoing, the requirements of this Section 7.07 shall not apply to (i) any zero balance payroll or similar disbursement account maintained by any Grantor (and each Grantor agrees not to deposit in any payroll account or similar disbursement account maintained by it any funds, except funds needed at the time of deposit (or within three days thereafter) to meet payroll needs of such Grantor), (ii) any deposit account maintained by any Grantor as of the Closing Date and listed on Schedule 7.07(a) until the date sixty (60) days following the Closing Date.

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          7.08. Investment Property.
               (a) If any of the Collateral shall be or become evidenced or represented by an uncertificated security, such Grantor shall cause the Issuer thereof either (i) to register the Agent as the registered owner of such uncertificated security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Agent that such Issuer will comply with instructions with respect to such uncertificated security originated by the Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit F or such other form as the Agent shall approve.
               (b) If any of the Collateral shall be or become evidenced or represented by a security entitlement, such Grantor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Agent as having such security entitlement against such securities intermediary or (ii) to agree in writing with such Grantor and the Agent that such securities intermediary will comply with entitlement orders originated by the Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit G or such other form as the Agent shall approve.
               (c) If any of the Collateral shall be or become evidenced or represented by a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in writing with such Grantor and the Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit H or such other form as the Agent shall approve.
               (d) If any of the Collateral shall be or become evidenced or represented by or held in a securities account or a commodity account, such Grantor shall, in the case of a securities account, comply with subsection (b) of this Section,7.08 with respect to all security entitlements carried in such securities account and, in the case of a commodity account, comply with subsection (c) of this Section 7.08 with respect to all commodity contracts carried in such commodity account.
               (e) If such Grantor shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the capital stock or other equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Creditors, hold the same in trust for the Secured Creditors and deliver the same forthwith to the Agent in the exact form received, duly endorsed by such Grantor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.
               (f) Subject to Section 7.08(h) hereof, such Grantor shall be entitled;
                    (i) to exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof and of the Credit Agreements, the voting power with respect to the Pledged Stock of such Grantor, and for that purpose the Agent shall (if any Pledged Stock

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shall be registered in the name of the Agent or its nominee) execute or cause to be executed from time to time, at the expense of such Grantor, such proxies or other instruments in favor of such Grantor or its nominee, in such form and for such purposes as shall be reasonably required by such Grantor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Stock; and
                    (ii) except as otherwise provided in paragraphs (g) and (h) of this Section 7.08, to receive and retain for its own account any and all payments made in respect of the Pledged Securities to the extent such are permitted pursuant to the terms of the Credit Agreements.
               (g) Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Secured Creditors, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.
               (h) Upon the occurrence and during the continuance of any Event of Default, all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7.08(f)(i) hereof and to receive the payments pursuant to Section 7.08(f)(ii) hereof shall cease, and thereupon the Agent shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all such payments any time declared or paid upon any of the Pledged Securities during such an Event of Default and otherwise to act with respect to the Pledged Securities as outright owner thereof.
               (i) At any time and from time to time with respect to Pledged Securities other than Pledged Stock either Borrower or a Subsidiary of either Borrower and at any time and from time to time during the continuance of an Event of Default with respect to Pledged Stock of a Subsidiary of either Borrower, the Agent may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.
               (j) Without the prior written consent of the Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction permitted by the Credit Agreements), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the Security Interests created by this Agreement and except for non-consensual Liens permitted by the Credit Agreements, or (iii) enter into any agreement or undertaking expressly restricting the foreclosure of the Agent’s Security Interest in any of the Investment Property or Proceeds thereof or any interest therein.

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               (k) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Agent promptly in writing of the occurrence of any of the events described in Section 7.08(e) or Section 7.08(g) with respect to the Pledged Securities issued by it and (iii) the terms of Section 13. 04(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it with respect to the Pledged Securities issued by it. Each Grantor which is an Issuer consents to the grant of a Security Interest in capital stock or other equity interests of such Issuer the exercise of rights by the Agent in respect of such capital stock or other equity interests, including (to the extent permitted hereunder) the foreclosure thereon and the Agent, its nominee or transferee becoming a partner or member of any such Issuer that is a partnership or limited liability company.
          7.09. Collateral in the Possession of a Bailee. If any goods with a value in excess of $50,000 are at any lime in the possession of a bailee, such Grantor shall promptly notify the Agent thereof and, if requested by the Agent, shall promptly obtain an acknowledgement from such bailee, in form and substance reasonably satisfactory to the Agent, that such bailee holds such Collateral for the benefit of the Secured Creditors, provided, that, notwithstanding the foregoing, this Section 7.09 shall not apply to any goods constituting.
          7.10. Electronic Chattel Paper and Transferable Records. If such Grantor, together with the other Grantors, shall at any time hold or acquire interests in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in excess of $250,000 in the aggregate, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent shall arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.
          7.11. Letter-of-Credit Rights. If such Grantor, together with the other Grantors, shall at any time be beneficiaries under one or more letters of credit, now or hereafter issued, having aggregate undrawn amounts of more than $250,000, such Grantor shall promptly notify the Agent thereof and, at the request and option of the Agent, such Grantor shall either (a) arrange, for the issuer and any nominated person with respect to such letter of credit to consent, pursuant to an agreement or other authenticated record with and in the form of Exhibit I or in such other form and in substance satisfactory to the Agent, to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (b) arrange for the Agent to become the transferee beneficiary of the letter of credit.

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          7.12. Commercial Tort Claims. If such Grantor shall at any time hold or acquire a commercial tort claim, such Grantor shall immediately notify the Agent in a writing signed by such Grantor of the brief details thereof and grant to the Agent for the benefit of the Secured Creditors in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.
          7.13. Intellectual Property.
               (a) Except in any respect that would not materially impair the right, power, authority and ability of any Grantor to use its intellectual property as necessary or convenient for the profitable conduct of their businesses and would not reasonably be expected to have a Material Adverse Effect:
                    (i) Such Grantor (either itself or through licensees) will (A) continue to use each material Trademark on each and every trademark class of goods in the ordinary course of business in order to maintain such Trademark in full force free from any claim of abandonment for non-use in any class of goods for which registration was obtained, (B) maintain in the ordinary course of business the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Secured Creditors, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
                    (ii) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
                    (iii) Such Grantor (either itself or through licensees) (A) will employ each material Copyright and (B) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
                    (iv) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
                    (v) Such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in the Intellectual Property.
                    (vi) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO), the Copyright Office or

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any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the PTO and the Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
               (vii) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Agent, discontinue use of or otherwise abandon any Intellectual Property or abandon any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Agent in accordance herewith.
               (viii) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (A) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (B) if such Intellectual Property is of material economic value, promptly notify the Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
               (ix) Such Grantor will do all things that are necessary and proper within such Grantor’s power and control to keep each license of Intellectual Property held by such Grantor as licensee or licensor in full force and effect except to the extent that (A) such Grantor has reasonably determined that the failure to keep any such license in full force and effect could not be reasonably expected to have a Material Adverse Effect or (B) any such license would expire by its terms or is terminable at will by a Person other than Grantor.
               (x) In the event that such Grantor shall create any nonexclusive license in any Trademark, Copyright, Patent or other Intellectual Property or General Intangible, in each case owned by or licensed to such Grantor (whether pursuant to a local marketing agreement, time broadcasting agreement or otherwise) and such license is (x) for a duration of more than eighteen (18) months, (y) not terminable at the option of such Grantor and (z) not by its terms expressly subject and subordinate to the Security Interest, then, and in any such event, such license shall constitute a Disposition of the licensed property. In the event such Grantor creates any license in Trademark, Copyright, Patent, other Intellectual Property or General Intangible owned by or licensed to such Grantor that does not meet the requirements of the immediately preceding sentence, such license shall not constitute a Disposition of such Trademark, Copyright, Patent, other Intellectual Property or General Intangible.
               (xi) Such Grantor shall maintain all of its rights to its domain names in full force and effect, other than any, the loss of which could not reasonably be expected to result in a Material Adverse Effect.

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               (b) Such Grantor will notify the Agent immediately if it knows, or has reason to know, that any registration relating to any material Intellectual Property has been or could reasonably be expected to be forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
               (c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the PTO, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Secured Creditors’ Security Interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
               (d) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) it shall give prompt (and in any event within twenty (20) days after the date of such acquisition) written notice thereof to the Agent in accordance herewith, and (iv) it shall provide the Agent promptly (and, in any event within twenty (20) days after the date of such acquisition) with an amended Perfection Certificate and amended schedules to the applicable Intellectual Property Security Agreement reflecting the acquisition of such After-Acquired Intellectual Property. Such Grantor authorizes the Agent to modify this Agreement by amending the Perfection Certificate and to modify the schedules to the applicable Intellectual Property Security Agreement if such Grantor fails to provide the Agent with satisfactory amended schedules hereto or thereto within the time period required hereunder (and will cooperate with the Agent in effecting any such amendment) to include any After-Acquired Intellectual Property which becomes part of the Intellectual Property Collateral under this Section, and to record any such modified agreement with the PTO, the Copyright Office, or any other applicable Governmental Authority.
               (e) Such Grantor assumes all responsibility and liability arising from the use of the Intellectual Property and hereby indemnifies and holds the Secured Creditors harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees arising out of any alleged defect in any product manufactured, promoted or sold by such Grantor (or any affiliate or subsidiary thereof) in connection with such Intellectual Property or out of the manufacture, promotion, labeling, sale or advertisement of any such product by such Grantor (or any affiliate or subsidiary thereof), except for any claim, suit, loss, damage or expense arising solely from the gross negligence or willful misconduct of a Secured Creditor as finally determined by a court of competent jurisdiction.
               (f) Such Grantor agrees to execute one or more applicable Intellectual Property Security Agreements with respect to its Intellectual Property in order to record the

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Security Interest granted herein to the Agent for the ratable benefit of the Secured Creditors with the PTO, the Copyright Office, and any other applicable Governmental Authority.
          7.14. Maintenance of Collateral; Compliance with Laws. (a) Such Grantor shall keep the Collateral provided by it in good order and repair and shall not use the same in violation of any law to the extent that such violation could reasonably be expected to have a Material Adverse Effect.
          7.15. Dispositions of Collateral. Such Grantor shall not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral provided by it or any interest therein except for dispositions permitted by the Credit Agreements. In the event that such Grantor shall create any lease of any personal property owned by or leased to such Grantor and such lease is (x) for a duration of more than eighteen (18) months, (y) not terminable at the option of such Grantor and (z) not by its terms expressly subject and subordinate to the Security Interest, then, and in any such event, such lease shall constitute a Disposition of the leased property. In the event such Grantor creates any lease in any personal property owned by or leased to such Grantor that does not meet the requirements of the immediately preceding sentence, such lease shall not constitute a Disposition of such personal property.
          7.16. Maintenance of Insurance. Such Grantor, at its sole cost and expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral provided by it in accordance with the Credit Agreements.
          7.17. Periodic Certification. From time to time on demand (which demand, absent an Event of Default, shall be no more frequent that once every four months) from the Agent, but in no event less frequently than annually, such Grantor shall deliver to the Agent a supplemental perfection certificate (each, a “Perfection Supplement”) executed by such Grantor setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 7.17.
          7.18. Other Actions as to any and all Collateral. Such Grantor further agrees to take any other action reasonably requested by the Agent to insure the attachment, perfection and, first priority of, and the ability of the Agent to enforce, the Security Interest in any and all of the Collateral provided by such Grantor including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that such Grantor’s signature thereon is required therefor; (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Security Interest in such Collateral; (c) complying with any provision of any statute, regulation or treaty of the United States of America as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Agent to enforce, the Security Interest in such Collateral; (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on such Collateral; (e) obtaining waivers from mortgagees, bailees, landlords and any other person who has possession of or any interest in any Collateral or any real property on which any such Collateral may be located, in form and substance satisfactory to the Agent; (f) providing to the Agent “control” over such Collateral, to the extent that perfection can only be achieved under the UCC by control or where obtaining perfection by control provides more protection to the Secured Creditors that perfection by filing a financing statement; and (g) taking

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all actions required by the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction; provided, however, that nothing contained in paragraphs (d) or (e) shall require such Grantor to pay any consideration (other than any governmental application, processing, filing or recording fees) in order to obtain any consent or waiver referred to in such paragraphs.
          7.19. Treatment of Accounts. No Grantor shall grant or extend the time for payment of any material account, or compromise or settle any account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business.
     Section 8. Inspection and Verification. The Agent and such Persons as the Agent may designate shall have the right, at each Grantor’s own cost and expense, to inspect the Collateral of such Grantor, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral of such Grantor is located, to discuss such Grantor’s affairs with the officers of such Grantor (i) in the absence of an Event of Default, upon reasonable prior notice and during regular operating hours for such Grantor and (ii) otherwise, at any time as the Agent shall decide in its sole discretion.
     Section 9. Collateral Protection Expenses; Preservation of Collateral.
          9.01. Expenses Incurred by the Agent. In its discretion, the Agent may, if the relevant Grantor fails to do so, discharge taxes and other encumbrances at any time levied or placed on any material portion of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. Each Grantor agrees to reimburse the Agent on demand for any and all expenditures so made, and all sums disbursed by the Agent in connection with this Section 9.01, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Agent shall bear interest at the per annum rate specified in Section 17 and shall constitute additional Secured Obligations. The Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof relieve any Grantor of any default.
          9.02. Agent’s Obligations and Duties.
               (a) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract or agreement comprised in the Collateral provided by it to be observed or performed by such Grantor thereunder. Neither the Agent nor any other Secured Creditor shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any other Secured Creditor of any payment relating to any of the Collateral, nor shall the Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any other Secured Creditor in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or any other Secured Creditor or to which the Agent or any other Secured Creditor may be entitled at any time or times.

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               (b) The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.
               (c) Neither the Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Creditors hereunder are solely to protect the Secured Creditors’ interests in the Collateral and shall not impose any duty upon any Secured Creditor to exercise any such powers. The Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their respective gross negligence or willful misconduct.
               (d) Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Creditors, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          9.03. Duties as to Pledged Securities.
               (a) With respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Securities (herein called “Events”), any duty in connection therewith imposed on the Agent by applicable law shall be fully satisfied if:
                    (i) the Agent exercises reasonable care to ascertain the occurrence and to give reasonable notice to the applicable Grantor of any Events applicable to any Pledged Securities that are registered and held in the name of Agent or its nominee;
                    (ii) the Agent gives the applicable Grantor reasonable notice of the occurrence of any Events of which the Agent has received actual knowledge, which Events are applicable to any securities that are in bearer form or are not registered and held in the name of the Agent or its nominee (each Grantor agreeing to give the Agent reasonable notice of the occurrence of any Events of which such Grantor has knowledge, which Events are applicable to any securities in the possession of the Agent); and
                    (iii) the Agent endeavors to take such action with respect to any of the Events as the applicable Grantor may reasonably and specifically request in writing in

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sufficient time for such action to be evaluated and taken or, if the Agent reasonably believes that the action requested would adversely affect the value of the Pledged Securities as collateral or the collection of the Secured Obligations, or would otherwise prejudice the interests of any Secured Creditor, the Agent gives reasonable notice to such Grantor that any such requested action will not be taken and, if the Agent makes such determination or if such Grantor fails to make such timely request, the Agent takes such other action as it reasonably deems advisable in the circumstances.
               (b) Except as hereinabove specifically set forth, neither the Agent nor any other Secured Creditor shall have any further obligation to ascertain the occurrence of, or to notify any Grantor with respect to, any Events and shall not be deemed to assume any such further obligation as a result of the establishment by the Agent or any other Secured Creditor of any internal procedures with respect to any securities in its possession, nor shall the Agent or any other Secured Creditor be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Securities or its use of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Grantor’s rights in the Pledged Securities or against any prior parties thereto, but the same shall be at such Grantor’s sole risk and responsibility at all times.
               (c) Nothing contained in this Section 9.03 shall be deemed to create any obligation in respect of Events on the Agent, the purpose of this Section 9.03 being solely to provide standards, in the event that applicable law imposes any obligations on the Agent as to Events.
     Section 10. Securities and Deposits. Without limitation of Section 7.08, but subject to Section 7.08(i), the Agent may at any time at its option, transfer to itself or any nominee any securities constituting Collateral, and, subject to Section 7.08(f)(ii), receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations. The Agent may after the occurrence and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Agent or any other Secured Creditor to any Grantor may at any time be applied to or set off against any of the Secured Obligations whether or not due and owing.
     Section 11. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request of the Agent, notify account debtors and other persons obligated on any of the Collateral of such Grantor of the Security Interest in any account, chattel paper, general intangible, instrument or other claims constituting Collateral that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent’s agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other claims constituting Collateral received by the Grantor as trustee for the Secured Creditors without commingling the same with other funds of the Grantor and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall have no liability or responsibility to any Grantor

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for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Without limitation of the foregoing, during the continuation of an Event of Default (1) the Agent shall have the right, but not the obligation, to make test verifications of the accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Agent may require in connection with such test verifications, and (2) the Agent in its own name or in the name of others may communicate with account debtors on the accounts to verify with them to the Agent’s satisfaction the existence, amount and terms of any accounts. The Agent may apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other claims constituting Collateral received by the Agent or any other Secured Creditor to the Secured Obligations or hold such proceeds as additional Collateral, at the option of the Agent, The provisions of Section 9-209 of the NYUCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor or other person obligation on the Collateral, whether under this Section 11, Section 12 or Section 13.
     Section 12. Power of Attorney.
          12.01. Appointment and Powers of Agent. Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
               (a) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
               (b) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
               (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance and pay all or any part of the premiums therefor and the costs thereof;
               (d) execute, in connection with any sale provided for in Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

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               (e) exercise all rights of such Grantor as owner of the Pledged Securities or as party to any partnership, limited liability company or similar agreement, including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings and exercise all voting and consent rights with respect to the Pledged Securities;
               (f) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for alt purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interest therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and
               (g) to the extent that such Grantor’s authorization given in Section 4 is not sufficient, to file such financing statements or similar documents under the laws of any jurisdiction with respect hereto, with or without such Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement or such other document, as the Agent may deem appropriate and to execute in such Grantor’s name such financing statements, other such documents and amendments thereto and continuation statements which may require such Grantor’s signature.
Anything in this Section 12.01 to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section. 12.0l (other than under paragraph (g) of this Section 12.01) unless an Event of Default shall have occurred and be continuing.
          12.02. Failure of Grantor to Perform. If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          12.03. Expenses of Attorney-in-Fact. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 12, together with interest thereon at a rate per annum equal to the Default Rate, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

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          12.04. Ratification by Grantor. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 12. This power of attorney is a power coupled with an interest and is irrevocable.
          12.05. No Duty on Agent. The powers conferred on the Agent, its directors, officers and agents pursuant to this Section 12 are solely to protect the Secured Creditors’ interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. Each Secured Creditor shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for such Secured Creditor’s own gross negligence or willful misconduct.
     Section 13. Remedies.
          13.01. Default. Grantors shall be in default under this Agreement (a) whenever any Event of Default has occurred and is continuing (and each of the Grantors shall thereupon be in default hereunder without regard to whether or to what degree any Grantor individually may have caused, participated in, or had any knowledge of the occurrence of such Event of Default) and (b) at all times after any Loan has become due and payable and remains unpaid beyond any applicable grace period, whether at maturity, upon acceleration pursuant to the applicable Credit Agreement or otherwise.
          13.02. Remedies Upon Default. At any time when any Grantor is in default under this Agreement as set forth in Section13.01, the Agent may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the NYUCC or any other applicable UCC or other applicable law, (ii) each and all of the rights and remedies available to it under the Credit Agreements or any other Loan Document and (iii) each and all of the following rights and remedies:
                     (a) Collection Rights. Without notice to any Grantor or any other Loan Party, the Agent may notify any or all account debtors and obligors on any accounts, instruments, general intangibles or other claims constituting Collateral of the Secured Creditors’ Security Interests therein and may direct, demand, and enforce payment thereof directly to the Agent. The provisions of Section 9-209 of the NYUCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor.
                     (b) Taking Possession. The Agent may (i) enter upon any and all premises owned or leased by any Grantor where Collateral is located (or believed by the Agent to be located), with or (to the fullest extent permitted by law) without judicial process and without any obligation to pay rent, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Agent deems appropriate, (iii) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any Grantor’s equipment for the purpose of completing any work in process or otherwise preparing the Collateral for sale or selling or otherwise transferring the Collateral, (iv) take possession of all items of Collateral that are not then in its possession, either upon such premises or by removal from such premises, and (v) require any Grantor or the Person in possession thereof to deliver such Collateral to the Agent at one or more locations designated by the Agent and reasonably convenient to it and each Grantor owning an interest therein.

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               (c) Foreclosure. The Agent may sell, lease, license or otherwise dispose of or transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at the Agent’s offices or on any Grantor’s premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, one or more of the Secured Creditors may be the purchasers at any such sale and in such event, if such bid is made by all of the Lenders or otherwise whenever a credit bid is expressly permitted under each Credit Agreement or approved in writing by the Agent and the Required Lenders, the Secured Creditors bidding at such sale may bid part or all of the Obligations owing to them without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Each Grantor agrees that at least ten (10) calendar days’ written notice to such Grantor of the time and place of any public sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the public sale of any other Collateral), or the time after which any private sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the private sale of any other Collateral) is to be made, shall be commercially reasonable. For purposes of such notice, to the fullest extent permitted by law (i) each Grantor waives notice of any sale of Collateral owned by any other Grantor and (ii) each Grantor agrees that notice given to either Borrower shall constitute notice given to such Grantor, The giving of notice of any such sale or other disposition shall not obligate the Agent to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.
               (d) Voting Rights. The Agent may exercise any and all rights of any Grantor as the owner of any Pledged Securities, including, without limitation, voting rights, rights to give or withhold consent under any agreement under which any Pledged Security is issued and all other rights referred to in Section 12 .01 (e).
               (e) Use of Intellectual Property. The Agent may, on a royalty-free basis, use and license use of any Trademark, Trade Secret, trade name, trade style, Copyright, Patent, technical knowledge or process or other Intellectual Property owned, held or used by any Grantor in respect of any Collateral as to which any right or remedy of the Agent is exercised or enforced. In addition, the Agent may exercise and enforce such rights and remedies for collection as may be available to it by law or agreement. Each Grantor grants a license pursuant to Section 13.03 in connection therewith.
               (f) Use of Collateral. With respect to any Collateral in the possession of the Agent or any other Secured Creditor, or a bailee or other third party holding on its behalf, the Agent or such other Secured Creditor may use or operate such Collateral in any manner and to the extent determined by the Agent or such Secured Creditor.
          13.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under this Section 13 at such time as the Agent shall be lawfully and otherwise entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor to the extent that such Grantor is not legally or contractually prohibited from doing so (Grantor agreeing to use commercially reasonable efforts not to enter into, after the Closing Date, any such contractual prohibition), and wherever the same may be located, and including in such license reasonable

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access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Agent shall be exercised, at the Agent’s option, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure, waiver or other termination of an Event of Default.
          13.04. Waivers by Grantors. Each Grantor hereby irrevocably waives (a) all rights of redemption from any foreclosure sale, (b) the benefit of all valuation, appraisal, exemption and moratorium laws, (c) to the fullest extent permitted by law, all rights to notice or a hearing prior to the exercise by the Agent of its right to take possession of any Collateral, whether by self-help or by legal process and any right to object to the Agent taking possession of any Collateral by self-help, and (d) if the Agent seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings, and (iii) any requirement that the Agent retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.
          13.05. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, or then, or at any other time thereafter, applied in full or in part by the Agent against, the Secured Obligations in the following order of priority:
     FIRST: to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Agent and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by the Agent in connection therewith, and all amounts for which the Agent is entitled to indemnification hereunder and all reasonable advances made by the Agent hereunder for the account of any Grantor, and to the payment of all reasonable costs and expenses paid or incurred by the Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19.09;
     SECOND: to the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) then due and payable in the manner and order provided in the Credit Agreement;
     THIRD: to any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC; and
     FOURTH, to the payment to or upon the order of the Grantor entitled thereto, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
          13.06. Surplus, Deficiency. Any surplus proceeds of any sale or other disposition by the Agent of any Collateral remaining after discharge of the Credit Agreements and after all Secured Obligations are paid in full and in cash and any payments required by Sections 9-608(a)(l)(C) or 9-615(a)(3) of the NYUCC are paid in full shall be paid over to the Grantor entitled thereto, or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to termination and discharge of the Credit

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Agreements, such surplus proceeds may be retained by the Agent and held as Collateral until termination and discharge of the Credit Agreements, Each Borrower and each Guarantor shall be and remain liable for any deficiency.
          13.07. Information Related to the Collateral. If, during the continuance of an Event of Default, the Agent determines to sell or otherwise transfer any Collateral, each Grantor shall, and shall cause any Person controlled by it to, furnish to the Agent all information the Agent may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or transfer. The Agent shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely (but not in violation of any taw, including federal securities Saws) to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of any Secured Creditors, freely to any Person that the Agent in good faith believes to be a potential or prospective purchaser in such sale or transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.
          13.08. Sale Exempt from Registration. The Agent shall be entitled at any such sale or other transfer, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to Persons who will provide assurances satisfactory to the Agent that the Collateral may be offered and sold to them without registration under the Securities Act, and without registration or qualification under any other applicable state or federal law. Upon the consummation of any such sale, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Agent may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its good faith judgment or in good faith reliance upon advice of its counsel, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act (or any other regulation of similar import). If the Agent solicits such offers from such investors, then the acceptance by the Agent of the highest offer obtained from any of them shall be deemed to be a commercially reasonable method of disposition of the Collateral.
          13.09. Rights and Remedies Cumulative. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by taw or in equity, or under any other instrument, document or agreement. The Agent may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of the Agent or any other Secured Creditor against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.
          13.10. No Direct Enforcement by Secured Creditors. The Agent may freely exercise and enforce any and all of its rights and remedies hereunder, for the benefit of the Secured. Creditors, No Secured Creditor, other than the Agent, shall have any independent right to collect, take possession of, foreclose against or otherwise enforce the Security Interests granted hereby.
     Section 14. Standards for Exercising Remedies.
          14.01. Commercially Reasonable Manner. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each

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Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition or to postpone any such disposition pending any such preparation or processing; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral; or (1) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14. Without limiting the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.
          14.02. Standard of Care. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral, The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.
     Section 15. Waivers by Grantor; Obligations Absolute.
          15.01. Specific Waivers. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description other than those required pursuant to the Credit Agreements or any other Loan Documents to which such Grantor is a party.

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          15.02. Obligations Absolute. All rights of the Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of either Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from either Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement other than the prompt and complete performance and payment in full of the Secured Obligations.
     Section 16. Marshalling. The Agent shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
     Section 17. Interest. Until paid, all amounts due and payable by each Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at a rate per annum equal to the Default Rate, from the date of payment by the Agent to the date reimbursed by such Grantor, and such interest shall be payable by such Grantor to the Agent on demand.
     Section 18. Reinstatement. The obligations of each Grantor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Agent or any other Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Grantor or any other obligor or otherwise, all as though such payment had not been made.
     Section 19. Miscellaneous.
          19.01. Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreements.
          19.02. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE

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INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          19.03. WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
          19.04. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
          19.05. Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.
          19.06. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          19.07. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or

38

impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
          19.08. Survival of Agreement. All representations, warranties and agreements made by or on behalf of any Grantor or any other Loan Party in this Agreement and in the other Loan Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loan. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of Sections 3.1, 3.2, 3.3, and 10.5 of the Credit Agreements, shall survive the payment in full of the Loan, the termination of the Commitments and any termination of this Agreement or any of the other Loan Documents.
          19.09. Fees and Expenses; Indemnification.
                    (a) The Grantors, jointly and severally, agree to pay upon demand the amount of any and all reasonable expenses, including the fees, disbursements and other charges of counsel and of any experts or agents, which (i) any Secured Creditor may incur in connection with (x) collecting against any Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents, (y) the exercise, enforcement or protection of any of the rights of such Secured Creditor hereunder or (z) the failure of any Grantor to perform or observe any of the provisions hereof, and (ii) the Agent may incur in connection with (x) the administration of this Agreement (including the customary fees and charges of such Secured Creditor for any audits conducted by it or on its behalf with respect to the accounts receivable or inventory) or (y) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral.
                    (b) Each Grantor agrees to pay, and to save the Secured Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Borrower would be required to do so pursuant to Section 10.5 of either Credit Agreement.
                    (c) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreements and the other Loan Documents.
                    (d) Each Grantor agrees that the provisions of Section 3.1 of the Credit Agreements are hereby incorporated herein by reference, mutatis mutandis, and each Secured Creditor shall be entitled to rely on each of them as if they were fully set forth herein.
          19.10. Binding Effect; Several Agreement. This Agreement is binding upon each Grantor and the Secured Creditors and their respective successors and permitted (in accordance with Section10.8.1 of the Credit Agreements) assigns, and shall inure to the benefit of the Grantors, the Secured Creditors and their respective successors and permitted (in accordance with Section 10.8.1 of the Credit Agreements) assigns, except that no Grantor shall have any right to assign or transfer its rights or obligations hereunder or any interest herein, except as specifically permitted by the Credit Agreements, without the prior written consent of the Agent. (and any such assignment or transfer shall be void).

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          19.11. Waivers; Amendment.
                    (a) No failure or delay of the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Creditors hereunder and of the Secured Creditors under the Credit Agreements and other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such or any other Grantor to any other or further notice or demand in similar or other circumstances.
                    (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and each affected Grantor; provided, that any provision of this Agreement imposing obligations on any Grantor may be waived by the Agent in a written instrument executed by the Agent in accordance with Section 10.1 of the Credit Agreements.
          19.12. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Creditor at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Creditor to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Creditor may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Creditor hereunder and claims of every nature and description of such Secured Creditor against such Grantor, in any currency, whether arising hereunder, under the Credit Agreements, any other Loan Document or otherwise, as such Secured Creditor may elect, whether or not any Secured Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Creditor shall notify such Grantor promptly of any such set-off and the application made by such Secured Creditor of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Creditor under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Creditor may have.
          19.13. Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (except for the Fee Letter).
          19.14. Acknowledgments. Each Grantor hereby acknowledges that:
               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

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               (b) no Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors.
          19.15. Additional Grantors and Guarantors. Each Subsidiary of each Borrower that is required to become a party to this Agreement pursuant to Section. 6.8 of either Credit Agreement shall become a Grantor and Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
          19.16. Releases.
                    (a) Notwithstanding anything to the contrary contained in either Credit Agreement, herein or in any other Loan Document, upon request of either Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Agent shall (without notice to or vote or consent of any other Secured Creditor) take such actions as shall be required to release the Security Interest in any Collateral being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents, provided that the applicable Borrower shall have delivered to the Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any estimated expenses in connection therewith, together with a certification by such Borrower stating that such transaction is in compliance with the applicable Credit Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with the applicable Credit Agreement and the other Loan Documents.
                    (b) At the request and sole expense of either Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the capital stock or other equity interests of such Subsidiary Guarantor shall be Disposed of in a transaction permitted by the applicable Credit Agreement; provided that such Borrower shall have delivered to the Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Borrower stating that such transaction is in compliance with the applicable Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.
                    (c) At such time as the Borrower Obligations under the Earth LNG Credit Agreement have been Fully Satisfied and provided that no Event of Default under the Durant Credit Agreement has occurred and is continuing, the Agent shall (without notice to or vote or consent of any other Secured Creditor) take such actions as shall be required to release the Security Interest in any Collateral consisting of (i) any property or proceeds thereof then owned or thereafter acquired by Durant and (ii) all membership or ownership interests in Durant and all

41

rights of Parent in, to and under Durant’s limited liability company operating agreement, then owned or thereafter acquired by Parent.
          19.17. Intercompany Debt.
               (a) Each Grantor hereby agrees that any intercompany Debt or other intercompany payables or receivables directly or indirectly made by or owed to such Grantor by any other Grantor (collectively, “Intercompany Debt”), of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior payment in full in cash of the Borrower Obligations. Each Grantor hereby agrees that following a single written notice to either Borrower, such Grantor will not, while any Event of Default is continuing, accept any payment, including by offset, on any Intercompany Debt until all Secured Obligations have been paid in full and the Commitments have been terminated, in each case, except with the prior written consent of the Agent.
               (b) In the event that any payment on any Intercompany Debt shall be received by a Grantor other than as permitted by this Section 19.17 before all Secured Obligations have been paid in full, the Commitments have been terminated pursuant to each Credit Agreement, such Grantor shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Agent for the benefit of the Agent and Lenders all such sums to the extent necessary so that the Agent and the Lenders shall have been paid in full, in cash, all Borrower Obligations owed or which may become owing.
               (c) Upon any payment or distribution of any assets of any Grantor of any kind or character, whether in cash, property or securities by set-off, recoupment or otherwise, to creditors in any liquidation or other winding-up of such Grantor or in the event of any case, proceeding or other action described in Section 8.1.3 of either Credit Agreement, the Agent and Lenders shall first be entitled to receive payment in full in cash, in accordance with the terms of the Borrower Obligations and of this Agreement, of all amounts payable under or in respect of such Borrower Obligations, before any payment or distribution is made on, or in respect of, any Intercompany Debt, in any such case, proceeding or other action, any distribution or payment, to which the Agent or any Lender would be entitled except for the provisions hereof shall be paid by such Grantor, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Agent (for the benefit of the Agent and the Lenders) to the extent necessary to pay all such Borrower Obligations in full in cash, after giving effect to any concurrent payment or distribution to the Agent and Lenders (or to the Agent for the benefit of the Agent and Lenders).
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

DURANT BIOFUELS, LLC

By:	/s/ Dennis G. Mc Laughlin, III
Name:	Dennis G. Mc Laughlin, III
Title:	CEO, Earth Biofuels, Inc., its sole member and manager

EARTH BIOFUELS, INC.

By:	/s/ Dennis G. Mc Laughlin, III
Name:	Dennis G. Mc Laughlin, III
Title:	CEO

EARTH LNG, INC.

By:	/s/ John W. Morrison
Name:	John W. Morrison
Title:	President

APPLIED LNG TECHNOLOGIES USA, L.L.C.

By:	/s/ John W. Morrison
Name:	John W. Morrison
Title:	President

FLEET STAR, INC.

By:	/s/ John W. Morrison
Name:	John W. Morrison
Title:	President
Guarantee and Collateral Agreement Signature Pages

APOLLO LEASING, INC.

By:	/s/ John W. Morrison
Name:	John W. Morrison
Title:	President

ARIZONA LNG, L.L.C.

By:	/s/ John W. Morrison
Name:	John W. Morrison
Title:	President
Guarantee and Collateral Agreement Signature Pages

Accepted: as to Sections 9.02 and 9.03
FOURTH THIRD LLC,
as Agent

By:	/s/ Seth B. Taube
Name:	Seth B. Taube
Title:	Authorized Signatory
Guarantee and Collateral Agreement Signature Pages

Schedule 7.07(a)
Principal Deposit Accounts

Grantor	Account Bank	Account Number
Schedule 7.07(a)-1

Exhibit A to Amended and Restated Guarantee and Collateral Agreement
PERFECTION CERTIFICATE
A-1

 1
Exhibit B to Amended and Restated Guarantee and Collateral Agreement
SUPPLEMENT TO AMENDED AND RESTATED GUARANTEE AND COLLATERAL
AGREEMENT
(COPYRIGHTS)
WHEREAS, [                       ], a [                     ] corporation (herein referred to as “Grantor”), having an address at [                 ], has adopted, used and is using the copyrights listed on the annexed Schedule 1-A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);
WHEREAS, the Grantor has entered into an Amended and Restated Guarantee and Collateral Agreement (said Guarantee and Collateral Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security_Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Secured Party; and
WHEREAS, pursuant to the Security Agreement, the Grantor has granted to Secured Party a security interest in all right, title and interest of the Grantor in and to the Copyrights, and the registrations and recordings thereof in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Grantor and all extensions or renewals thereof and all Copyright Licenses, and all proceeds of all of the foregoing, including, without limitation, any claims by the Grantor against third parties for infringement thereof (the “Collateral”), to secure the payment and performance of the Secured Obligations.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to Secured Party of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.
The Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the assignment of and grant of a security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
Secured Party’s address is [                    ], Attention:                     .

2

IN WITNESS WHEREOF, the Grantor has duly executed or caused this Agreement to be duly executed as of [     ].

[ ]
By:
Name:
Title:

3

STATE OF	)
	)	ss.:
COUNTY OF	)
On this                      day of           ,           , before me personally appeared                     , to me known, who, being by me duly sworn, did depose and say that he/she resides at                                                              and that he/she is                      of the Grantor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

                    Notary Public

4

Schedule 1-A to the SUPPLEMENT TO GUARANTEE
AND COLLATERAL AGREEMENT
(COPYRIGHTS)

Copyright	Registration Date	Registration No.

Exhibit C to Amended and Restated Guarantee and Collateral Agreement
SUPPLEMENT TO AMENDED AND RESTATED GUARANTEE AND COLLATERAL
AGREEMENT
(PATENTS)
WHEREAS, [                     ], a [     ] corporation (herein referred to as “Grantor”), having an address at [               ], owns the letters patent and/or applications for letters patent of the United States of America more particularly described on Schedule 1 -A annexed hereto as part hereof (the “Patents”);
WHEREAS, the Grantor has entered into an Amended and Restated Guarantee and Collateral Agreement (said Guarantee and Collateral Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Secured Party; and
WHEREAS, pursuant to the Security Agreement, the Grantor has granted to Secured Party a security interest in all right, title and interest of Grantor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Grantor, and all reissues, divisions, continuations, continuations-in-part, term restorations or extensions thereof, all Patent Licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Grantor against third parties for infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment and performance of the Secured Obligations.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to Secured Party of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.
The Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the assignment of and grant of a security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
Secured Party’s address is[                                                             ], Attention:                     .

C-1

2

IN WITNESS WHEREOF, the Grantor has duly executed or caused this Agreement to be duly executed as of [      ].

[ ]
By:
Name:
Title:

3

STATE OF	)
	)	ss,:
COUNTY OF	)
On this      day of                     , before me personally appeared                , to me known, who, being by me duly sworn, did depose and say that he/she resides at                                          and that he/she is                      of the Grantor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

                    Notary Public

4

Schedule 1-A to the SUPPLEMENT TO GUARANTEE
AND COLLATERAL AGREEMENT
(PATENTS)

	Date Filed	Serial No. or
Title	or Granted	Patent No.

 1
Exhibit D to Amended and Restated Guarantee and Collateral Agreement
SUPPLEMENT TO AMENDED AND RESTATED GUARANTEE AND COLLATERAL
AGREEMENT
(TRADEMARKS)
WHEREAS, [                     ], a [               ] corporation (herein referred to as “Grantor”), having an address at [           ], (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section l(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under Section l(c) or l(d) of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 1-A, which trademarks, trade names, trade styles and service marks are registered, or for which applications for registration have been filed in the United States Patent and Trademark Office (the “Trademarks”); and
WHEREAS, the Grantor has entered into an Amended and Restated Guarantee and Collateral Agreement (said Guarantee and Collateral Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Secured Party; and
WHEREAS, pursuant to the Security Agreement, the Grantor has granted to Secured Party a security interest in all right, title and interest of the Grantor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Grantor, and all reissues, extensions or renewals thereof, all Trademark Licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Grantor against third parties for infringement thereof (the “Collateral”), to secure the payment and performance of the Secured Obligations.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to Secured Party of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.
The Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the grant of, security interest in and mortgage on the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
Secured Party’s address is [                                                            ], Attention:                          .

2

IN WITNESS WHEREOF, the Grantor has duly executed or caused this Agreement to be duly executed as of [          ].

[ ]
By:
Name:
Title:

3

STATE OF	)
	)	ss.:
COUNTY OF	)
On this       day of                     ,                     , before me personally appeared                     , to me known, who, being by me duly sworn, did depose and say that he/she resides at                                                              and that he/she is                      of the Grantor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.

                    Notary Public

4

Schedule 1-A to the SUPPLEMENT TO GUARANTEE
AND COLLATERAL AGREEMENT
(TRADEMARKS)

	Application or	Application Serial No.
Trademark	Registration Date	or Registration No.

Exhibit E to Amended and Restated Guarantee and Collateral Agreement
FORM OF CONTROL AGREEMENT
     This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Control Agreement”) dated as of                     , 200          , is made by and among                     , a            corporation (the “Grantor”). Fourth Third LLC, as Agent (in such capacity, the “Agent”) for the Secured Creditors (as defined in the Guarantee and Collateral Agreement referred to below), and                     , a                      (the “Depository Bank”).
     WHEREAS, the Depository Bank maintains for the Grantor a deposit account, Account No.                      (the “Pledged Account”), in the name of the Grantor.
     WHEREAS, the Grantor has granted to the Agent for the benefit of the Secured Creditors a security interest in the Pledged Account, all claims arising therefrom, all funds now or hereafter therein, all amounts now or hereafter credited thereto and all Proceeds thereof (collectively, the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of March 23, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by the Grantor and the other persons party thereto as grantors in favor of the Agent.
     WHEREAS, the following terms which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined (whether or not such terms are capitalized in the UCC): Bank, Bank’s Jurisdiction, Control, Deposit Account and Proceeds.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Notice of Security Interest. The Grantor, the Agent and the Depository Bank are entering into this Control Agreement to perfect, and to confirm the priority of, the Agent’s security interest in the Collateral. The Depository Bank acknowledges that this Control Agreement constitutes written notification to the Depository Bank of the Agent’s security interest in the Collateral. The Depository Bank agrees to promptly make all necessary entries or notations in its books and records to reflect the Agent’s security interest in the Collateral. The Depository Bank acknowledges that the Agent has control over the Pledged Account, all claims arising therefrom, all funds now or hereafter therein all amounts now or hereafter credited thereto and all Proceeds thereof.
     SECTION 2. Collateral; Pledged Account. (a) The Grantor agrees with the Agent and the Depository Bank that the Grantor will direct that, all funds transferred by the Grantor to the Depository Bank, deposited by the Grantor with the Depository Bank, or otherwise held by the Depository Bank for the Grantor, be credited to the Pledged Account, another deposit account with the Depository Bank subject to a Control Agreement or, in accordance with Section 7.07 of the Guarantee and Collateral Agreement, a zero balance payroll or similar disbursement account.
     (b) The Depository Bank hereby represents and warrants to, and agrees with the Grantor and the Agent, that (i) the Depository Bank is a Bank, (ii) the Pledged Account is and shall remain a Deposit Account, (iii) the Bank’s Jurisdiction is, and during the term of this

Control Agreement shall remain, the State of New York and (iv) Schedule 1 contains a true and complete statement of the Pledged Account and credit balance therein as of the date hereof. The Depository Bank will not, so long as this Control Agreement is in effect, enter into any agreement with any other person that provides Control over the Pledged Account to such person. The Depository Bank will not advance credit to the Grantor secured by the Collateral (other than the fees and charges referred to in Section 7).
     (c) The Agent hereby instructs the Depository Bank, and the Depository Bank hereby confirms and agrees that, unless the Agent shall otherwise direct the Depository Bank in writing, all funds transferred by the Grantor to the Depository Bank, deposited by the Grantor with the Depository Bank, or otherwise held by the Depository Bank for the Grantor shall be credited to the Pledged Account, another deposit account with the Depository Bank subject to a Control Agreement or a zero balance payroll or similar disbursement account with the Depository Bank.
     SECTION 3, Control. The Depository Bank hereby agrees, upon written direction from the Agent and without further consent from the Grantor, (a) to comply with all instructions originated by the Agent directing disposition of the funds in the Pledged Account and all other instructions regarding the Pledged Account originated by the Agent and to the extent directed by the Agent and to pay over to the Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person regarding the Pledged Account or disposition of the funds therein; provided, however, that notwithstanding the foregoing provisions of this paragraph (b), the Depository Bank may comply with instructions regarding disposition of funds in the Pledged Account originated by the Grantor except during any period beginning at the time that the Depository Bank has received from the Agent a notice, substantially in the form of Exhibit 1 hereto (a “Notice of Default”) and ending at the time that the Depository Bank has received from the Agent a written notice withdrawing such Notice of Default.
     SECTION 4. Other Agreements: Termination. The Depository Bank shall simultaneously send to the Agent copies of all notices given and statements rendered pursuant to the Pledged Account. The Depository Bank shall notify promptly the Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Depository Bank shall terminate the Pledged Account without thirty (30) days’ prior written notice to the other party and the Agent. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Account or the Collateral, the provisions of this Control Agreement shall control.
     SECTION 5. Protection of Depository Bank. The Depository Bank may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.
     SECTION 6. Termination. This Control Agreement shall terminate automatically upon receipt by the Depository Bank of written notice executed by the Agent terminating this Agreement.
     SECTION 7. Waiver; Priority of Agent’s Interests. Other than with respect to its fees and customary charges with respect to the Pledged Account, the Depository Bank hereby waives its right to set off any obligations of the Grantor to the Depository Bank against any or all of the Collateral and hereby agrees that any and all liens, encumbrances, claims or security interests which the Depository Bank may have against the Collateral, either now or in the future in connection with the Pledged Account (other than in respect of such fees and customary charges) are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreements, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreements, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Agent and the Grantor in the Collateral and the rights of the Depository Bank therein, the Depository Bank does not know of any claim to or security interest or other interest in the Collateral.
     SECTION 8. Exculpation and Indemnity. The Depository Bank shall not be liable, except for its own gross negligence or willful misconduct or its breach of the express terms of this Control Agreement and, except with respect to claims based upon such gross negligence or willful misconduct or any such breach that are successfully asserted against the Depository Bank, the Grantor shall indemnify and hold harmless the Depository Bank (and any successor Depository Bank) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements arising out of and in connection with this Control Agreement.
     SECTION 9. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Depository Bank’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
                                           [Name                                           of                                           Depository                      Bank]
                                           [Address                                           of                                            Depository                    Bank]
                                           Attention:
                                           Telephone:                      (                                           )
                                            Telecopy: ( )
     SECTION 10. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
     SECTION 11. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     SECTION 12. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 13. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Agent.
     SECTION 14. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Agent and will be deemed to be made in the State of New York. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.
     SECTION 15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

FOURTH THIRD LLC, as

Agent

By:
Name:
Title:

[NAME OF DEPOSITORY BANK]
By:
Name:
Title:

Exhibit 1 to Control Agreement
[Date]
To:  [Name of Depository Bank
        Address of Depository Bank]
Attention:
Telecopy:
Dear                    ;
We refer to the Control Agreement, dated            (as heretofore amended, modified or supplemented, the “Control Agreement”) by and among [Name of Depository Bank,] [name of Grantor] and us. Except as otherwise provided herein, terms defined in the Control Agreement, when used herein, shall have the respective meanings therein provided.
This constitutes a Notice of Default under and as such term is defined in the Control Agreement. Until the Depository Bank receives a written notice from us withdrawing this Notice of Default, the Depository Bank shall not comply with any instructions regarding disposition of funds in the Pledged Account.
Very truly yours,
FOURTH THIRD LLC,
as Agent
By:
   Name:
   Title:

Exhibit F to Amended and Restated Guarantee and Collateral Agreement
FORM OF CONTROL AGREEMENT
     This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Control Agreement”) dated as of                     , 200___ is made by and among                     , a                      corporation (the “Grantor”), Fourth Third LLC, as Agent (in such capacity, the “Agent”) for the Secured Creditors (as defined in the Guarantee and Collateral Agreement referred to below), and                     , a                      corporation (the “Issuer”).
     WHEREAS, the Grantor has granted to the Agent for the benefit of the Secured Creditors a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and Proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of March 23, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by the Grantor and the other persons party thereto as grantors in favor of the Agent.
     WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined (whether or not such terms are capitalized in the UCC): Adverse Claim, Control, Instruction, Issuer’s Jurisdiction, Proceeds and Uncertificated Security.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Notice of Security Interest. The Grantor, the Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Agent’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Agent’s security interest in the Collateral and, upon request by the Agent, to register the Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Agent has control over the Collateral.
     SECTION 2. Collateral. The Issuer hereby represents and warrants to, and agrees with the Grantor and the Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [                      ], (ii) the Pledged Securities are Uncertificated Securities, (iii) the Issuer’s Jurisdiction is, and during the term of this Control Agreement shall remain, the State of [                      ], (iv) Schedule 1 contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.
     SECTION 3. Control. The Issuer hereby agrees, upon written direction from the Agent and without further consent from the Grantor, (a) to comply with instructions all and directions of every kind originated by the Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Agent and to pay over to the Agent all Proceeds of the Collateral without any setoff or deduction, and (b) except as otherwise directed by the Agent, not to comply with the Instructions or directions of any kind originated by the Grantor or any other person with respect to the Collateral.
     SECTION 4. Other Agreements. The Issuer shall notify promptly the Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.
     SECTION 5. Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.
     SECTION 6. Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Agent terminating this Agreement.
     SECTION 7. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
                                           [Name of Issuer]
                                          [Address of Issuer]
                                          Attention:
                                          Telephone: ( )
                                           Telecopy: ( )
     SECTION 8. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
     SECTION 9. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     SECTION 10. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 11. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Agent.
     SECTION 12. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Agent and will be deemed to be made in the State of New York. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.
     SECTION 13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

FOURTH THIRD LLC, as Agent
By:
Name:
Title:

[NAME OF ISSUER]
By:
Name:
Title:

Exhibit G to Amended and Restated Guarantee and Collateral Agreement
FORM OF CONTROL AGREEMENT
     This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Control Agreement”) dated as of                     , 200  , is made by and among                     , a                      corporation (the “Grantor”), Fourth Third LLC, as Agent (in such capacity, the “Agent”) for the Secured Creditors (as defined in the Guarantee and Collateral Agreement referred to below), and      , a       corporation (the “Broker”).
     WHEREAS, the Broker maintains for the Grantor a securities account, Account No.                      (the “Pledged Account”), in the name of the Grantor.
     WHEREAS, the Grantor has granted to the Agent for the benefit of the Secured Creditors a security interest in the Pledged Account, the financial assets and any free credit balance carried therein, all security entitlements with respect thereto, and all additions thereto and substitutions and Proceeds thereof (collectively, the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as March 23, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by the Grantor and the other persons party thereto as grantors in favor of the Agent.
     WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined (whether or not such terms are capitalized in the UCC): Adverse Claim, Commodity Account, Commodity Contract, Control, Entitlement Order, Financial Asset, Investment Property, Proceeds, Securities Account, Securities Intermediary, Securities Intermediary’s Jurisdiction and Security Entitlement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Notice of Security Interest. The Grantor, the Agent and the Broker are entering into this Control Agreement to perfect, and to confirm the priority of, the Agent’s security interest in the Collateral. The Broker acknowledges that this Control Agreement constitutes written notification to the Broker of the Agent’s security interest in the Collateral. The Broker agrees to promptly make all necessary entries or notations in its books and records to reflect the Agent’s security interest in the Collateral. The Broker acknowledges that the Agent has control over the Pledged Account, all Financial Assets contained therein from time to time, and all Security Entitlements with respect thereto.
     SECTION 2. Collateral; Pledged Account. (a) The Grantor hereby agrees with the Agent and the Broker that that Grantor shall direct that all Investment Property (other than any Commodity Contract or Commodity Account) held by the Broker for the Grantor be credited to the Pledged Account or another securities account subject to a Control Agreement maintained with the Broker.
     (b) The Broker hereby represents and warrants to, and agrees with the Grantor and the Agent that (i) the Broker is a Securities Intermediary with respect to the Grantor and the Pledged Account is a Securities Account, (ii) all assets, property and items from time to time carried in the Pledged Account, including, without limitation, any Investment Property, are, and will continue to be, Financial Assets, (iii) the Securities Intermediary’s Jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (iv) Schedule 1 contains a true and complete statement of the Pledged Account and the Financial Assets carried therein and any free credit balance therein as of the date hereof, (v) no Financial Asset included in the Collateral is registered in the name of, payable to the order of, or specially indorsed to, the Grantor, which has not been indorsed to the Broker or in blank, and (vi) the Pledged Account is and shall remain a cash account, and the Broker will not extend, directly or indirectly, any “purpose credit” (within the meaning of such term under Regulation T of the Board of Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Account. The Brokers will not, so long as this Control Agreement is in effect, enter into any agreement with any other Person that provides Control over the Pledged Account to such other Person.
     (c) The Agent hereby instructs the Broker, and the Broker hereby confirms and agrees that, unless the Agent shall otherwise direct the Broker in writing, the Investment Property (other than any Commodity Contract or Commodity Account) from time to time held by the Broker for the Grantor shall be credited only to, and carried only in, the Pledged Account or another securities account subject to a Control Agreement maintained with the Broker.
     SECTION 3. Control. The Broker hereby agrees, upon written direction from the Agent and without further consent from the Grantor, (a) to comply with all instructions, Entitlement Orders and directions of every kind originated by the Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Agent and to pay over to the Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Agent, not to comply with the instructions, Entitlement Orders or directions of any kind originated by the Grantor or any other person.
      SECTION 4. Other Agreements; Termination; Successor Brokers. The Broker shall simultaneously send to the Agent copies of all notices given and statements rendered pursuant to the Pledged Account. The Broker shall notify promptly the Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Broker shall terminate the Pledged Account without thirty (30) days’ prior written notice to the other party and the Agent. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Account or the Collateral, the provisions of this Control Agreement shall control. In the event the Broker no longer serves as Broker for the Collateral, the Pledged Account and the Financial Assets carried therein shall be transferred to a successor broker or custodian satisfactory to the Agent, provided, that prior to such transfer, such successor broker or custodian shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Agent.
     SECTION 5. Protection of Broker Indemnification. The Broker may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized. The Broker shall not be liable, except for its own gross negligence or willful misconduct or its breach of the express terms of this Control Agreement and, except with respect to claims based upon such gross negligence or willful misconduct or any such breach that are successfully asserted against the Broker, the Grantor shall indemnify and hold harmless the Broker (and any successor Broker) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements arising out of and in connection with this Control Agreement.
     SECTION 6. Termination. This Control Agreement shall terminate automatically upon receipt by the Broker of written notice executed by the Agent terminating this Agreement.
     SECTION 7. Waiver; Priority of Agent’s Interests. Other than with respect to its fees and customary commissions with respect to the Pledged Account, the Broker hereby waives its right to set off any obligations of the Grantor to the Broker against any or all of the Collateral and hereby agrees that any and all liens, encumbrances, claims or security interests which the Broker may have against the Collateral, either now or in the future in connection with the Pledged Account, are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreements, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreements, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Agent and the Grantor in the Collateral and the rights of the Broker therein, the Broker does not know of any claim to or security interest or other interest in the Collateral.
     SECTION 8. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Broker’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
                                            [Name of Broker]
                                           [Address of Broker]
                                           Attention:
                                           Telephone: ( )
                                            Telecopy: ( )
     SECTION 9. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
     SECTION 10. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     SECTION 11. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 12. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Agent.
     SECTION 13. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Agent and will be deemed to be made in the State of New York. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.
     SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

FOURTH THIRD LLC, as Agent

By:
Name:
Title:

[NAME OF BROKER]
By:
Name:
Title:

Exhibit H to Amended and Restated Guarantee and Collateral Agreement
FORM OF CONTROL AGREEMENT
     This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Control Agreement”) dated as of                     , 200    , is made by and among                     , a                      corporation (the “Grantor”), Fourth Third LLC, as Agent (in such capacity, the “Agent”) for the Secured Creditors (as defined in the Guarantee and Collateral Agreement referred to below), and                     , a                      corporation (the “Broker”).
     WHEREAS, the Broker maintains for the Grantor a commodity account, Account No.                                          (the “Pledged Account”), in the name of the Grantor.
     WHEREAS, the Grantor has granted to the Agent for the benefit of the Secured Creditors a security interest in the Pledged Account, the commodity contracts and any free credit balance carried therein, and all additions thereto and substitutions and Proceeds thereof (collectively, the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of March 23, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by the Grantor and the other persons party thereto as grantors in favor of the Agent.
     WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined (whether or not such terms are capitalized in the UCC): Commodity Account, Commodity Contract, Commodity Intermediary’s Jurisdiction, Control and Proceeds.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Notice of Security Interest. The Grantor, the Agent and the Broker are entering into this Control Agreement to perfect, and to confirm the priority of, the Agent’s security interest in the Collateral. The Broker acknowledges that this Control Agreement constitutes written notification to the Broker of the Agent’s security interest in the Collateral. The Broker agrees to promptly make all necessary entries or notations in its books and records to reflect the Agent’s security interest in the Collateral. The Broker acknowledges that the Agent has control over the Pledged Account and all Commodity Contracts and any free credit balance carried therein from time to time.
     SECTION 2. Collateral; Pledged Account. (a) The Grantor hereby agrees with the Agent and the Broker that the Grantor shall direct that all Commodity Contracts carried by the Broker on its books for the Grantor be credited to the Pledged Account or another commodity account subject to a Control Agreement maintained with the Broker.
     (b) The Broker hereby represents and warrants to, and agrees with the Grantor and the Agent that (i) the Broker is a Commodity Intermediary with respect to the Grantor and the Pledged Account is a Commodity Account, (ii) the Commodity Intermediary’s Jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (iii) Schedule 1 contains a true and complete statement of the Pledged Account and the Commodity Contracts and any free credit balance carried therein as of the date hereof, and (iv) the Pledged Account is and shall remain a cash account, and the Broker will not extend, directly or indirectly, any “purpose credit” (within the meaning of such term under Regulation T of the Board of Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Account. The Broker will not, so long as this Control Agreement is in effect, enter into any agreement with any other person that provides Control over the Pledged Account to such other person.
     (c) The Agent hereby instructs the Broker, and the Broker hereby confirms and agrees that, unless the Agent shall otherwise direct the Broker in writing, all Commodity Contracts carried by the Broker on its books for the Grantor shall be credited only to, and carried only in, the Pledged Account or another commodity account subject to a Control Agreement maintained with the Broker.
     SECTION 3. Control. The Broker hereby agrees, upon written direction from the Agent and without further consent from the Grantor, (a) to apply any value distributed on account of the Commodity Contracts carried in the Pledged Account as directed by the Agent, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Agent and to pay over to the Agent all proceeds and other value therefrom or otherwise distributed with respect thereto without any setoff or deduction, and (b) except as otherwise directed by the Agent, not to apply any value distributed on account of any Commodity Contract carried in the Pledged Account as directed by the Grantor or any other person.
     SECTION 4. Other Agreements; Termination; Successor Brokers. The Broker shall simultaneously send to the Agent copies of all notices given and statements rendered pursuant to the Pledged Account. The Broker shall notify promptly the Agent and the Grantor if any other person asserts any lien, encumbrance, claim or security interest in or against any of the Collateral. As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Broker shall terminate the Pledged Account without thirty (30) days’ prior written notice to the other party and the Agent. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Account or the Collateral, the provisions of this Control Agreement shall control. In the event the Broker no longer serves as Broker for the Collateral, the Pledged Account, the Commodity Contracts and any free credit balance carried therein shall be transferred to a successor broker, custodian or futures commission merchant satisfactory to the Agent, provided, that prior to such transfer, such successor broker, custodian or futures commission merchant shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Agent.
     SECTION 5. Protection of Broker Indemnification. The Broker may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized. The Broker shall not be liable, except for its own gross negligence or willful misconduct or its breach of the express terms of this Control Agreement and, except with respect to claims based upon such gross negligence or willful misconduct or any such breach that are successfully asserted against the Broker, the Grantor shall indemnify and hold harmless the Broker (and any successor Broker) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements arising out of and in connection with this Control Agreement.
     SECTION 6. Termination. This Control Agreement shall terminate automatically upon receipt by the Broker of written notice executed by the Agent terminating this Agreement.

     SECTION 7. Waiver; Priority of Agent’s Interests. Other than with respect to its fees and customary commissions with respect to the Pledged Account, the Broker hereby waives its right to set off any obligations of the Grantor to the Broker against any or all of the Collateral and hereby agrees that any and all liens, encumbrances, claims or security interests which the Broker may have against the Collateral, either now or in the future in connection with the Pledged Account, are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreements, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreements, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Agent and the Grantor in the Collateral and the rights of the Broker therein, the Broker does not know of any claim to or security interest or other interest in the Collateral.
     SECTION 8. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Broker’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
                                           [Name of Broker]
                                          [Address of Broker]
                                          Attention:
                                          Telephone: ( )
                                          Telecopy: ( )
     SECTION 9. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
     SECTION 10. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     SECTION 11. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 12. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Agent.
     SECTION 13. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Agent and will be deemed to be made in the State of New York.

THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.
     SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

FOURTH THIRD LLC, as Agent
By:
Name:
Title:

[NAME OF BROKER]
By:
Name:
Title:

Exhibit I to Amended and Restated Guarantee and Collateral Agreement
FORM OF CONTROL AGREEMENT
     This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Control Agreement”) dated as of                     , 200  , is made by and among                     , a                      corporation (the “Beneficiary”), FOURTH THIRD LLC, as Agent (in such capacity, the “Agent”) for the Secured Creditors (as defined in the Guarantee and Collateral Agreement referred to below), and                     , a                      (the “Issuer”).
     WHEREAS, the Issuer has issued Letter of Credit No.____ (together with all accepted amendment or other modifications thereto, the “Credit”) in favor of the Beneficiary.
     WHEREAS, the Beneficiary has granted to the Agent for the benefit of the Secured Creditors a security interest in and assignment of all proceeds of and all of the Beneficiary’s other Letter-of-Credit Rights with respect to the Credit (the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of March 23, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by the Beneficiary and the other persons named as “Grantors” therein in favor of the Agent.
     WHEREAS, the following terms which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined (whether or not such terms are capitalized in the UCC): Letter-of-Credit Rights and Proceeds.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Notice of Security Interest. The Beneficiary, the Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Agent’s security interest in the Collateral. The Issuer agrees, upon its receipt of the original Credit (which the Beneficiary agrees to transmit forthwith to the Issuer), to promptly make a notation to reflect the Agent’s security interest in the Collateral upon the original Credit and thereafter return the original Credit to the Beneficiary. The Issuer also agrees to promptly make such other necessary entries or notations in its books and records to reflect the Agent’s security interest in the Collateral. The Issuer acknowledges that the Agent has control over the Collateral.
     SECTION 2. Control. For the purposes of Sections 5-114(c) and 9-107 of the UCC, the Issuer hereby consents to the grant to the Agent of a security interest in the Letter-of-Credit Rights under the Credit and to the assignment to the Agent of the Proceeds of the Credit. The Issuer will pay all Proceeds of the Credit to the Agent in accordance with the Agent’s written instructions. The Beneficiary agrees to immediately return to the Issuer any Proceeds of the Credit inadvertently paid to the Beneficiary. The Issuer will not consent to any other assignment of Proceeds of the Credit or to any other security interest in the Collateral.
     SECTION 3. Extent of Agreement. This Control Agreement (a) is not a transfer or assignment of the Credit, (b) does not give the Agent any interest in the Credit or any documents presented thereunder or any right to draw on the Credit or to consent or to refuse to consent to amendments to the Credit or to the cancellation thereof, (c) does not affect whether the Beneficiary can transfer its right to draw on the Credit and (d) does not affect the Beneficiary’s right to draw on the Credit or the Beneficiary’s or the Issuer’s right to consent or to refuse to consent to amendments to the Credit or to the cancellation thereof.
     SECTION 4. Representations and Warranties. The Beneficiary represents and warrants that:
     (a) other than as set forth herein, the Beneficiary has not and will not, by transfer or assignment of the Credit, by negotiation of drafts, by drawing drafts to a third party or otherwise, assign the right to receive the whole or any portion of the Collateral or give any other control rights, authorization or direction in respect of the Collateral to any other party;
     (b) the Beneficiary has not and will not, without, the prior written consent of the Issuer, present to anyone but the Issuer any documents under the Credit;
     (c) the Beneficiary’s execution, delivery and performance of this Control Agreement (i) are within its powers, (ii) have been duly authorized, (iii) do not contravene any charter provision, by-law, resolution, contract or other undertaking binding on or affecting the Beneficiary or any of its properties, (iv) do not violate any applicable domestic or foreign law, rule or regulation and (v) do not require any notice, filing or other action to, with or by any governmental authority;
     (d) this Control Agreement has been duly executed and delivered by the Beneficiary and is the Beneficiary’s legal, valid and binding obligation; and
     (e) the transactions underlying the Credit (and any shipment of goods or provision of services and any related financial arrangements) and this Control Agreement do not violate any applicable United States or other law, rule or regulation.
     SECTION 5. Other Agreements; Termination; Successor Issuers. The Issuer shall simultaneously send to the Agent copies of all notices given and statements rendered pursuant to the Credit. The Issuer shall notify promptly the Agent and the Beneficiary if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. Until the Agent has notified the Issuer and Beneficiary that this Agreement has been terminated in accordance with Section 7, neither the Beneficiary nor the Issuer shall terminate the Credit before its stated maturity without thirty (30) days’ prior written notice to the other party and the Agent. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Credit or the Collateral, the provisions of this Control Agreement shall control. In the event the Issuer no longer serves as Issuer for the Credit, the Credit shall be transferred to a successor Issuer satisfactory to the Agent, provided, that prior to such transfer, such successor Issuer shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Agent.
     SECTION 6. Protection of Issuer; Indemnification. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized. The Issuer shall not be liable, except for its own gross negligence or willful misconduct or its breach of the express terms of this Control Agreement and, except with respect to claims based upon such gross negligence or willful misconduct or any such breach that are successfully asserted against the Issuer, the Beneficiary shall indemnify and hold harmless the Issuer (and any successor Issuer) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements arising out of and in connection with this Control Agreement.
     SECTION 7. Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Agent terminating this Agreement.
     SECTION 8. Waiver. The Issuer hereby waives its right to set off any obligations of the Beneficiary to the Issuer against any or all of the Collateral.
     SECTION 9. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Beneficiary’s and the Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
                                           [Name of Issuer]
                                          [Address of Issuer]
                                          Attention:
                                          Telephone: ( )
                                          Telecopy: ( )
     SECTION 10. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
     SECTION 11. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     SECTION 12. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 13. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Beneficiary may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Agent.
     SECTION 14. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Agent and will be deemed to be made in the State of New York. This Control Agreement is made subject to the practice rules (e.g., UCP 500 or ISP 98) to which the Credit is subject. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE

OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.
     SECTION 15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
     IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF BENEFICIARY], as Beneficiary
By:
Name:
Title:

FOURTH THIRD LLC, as Agent
By:
Name:
Title:

[NAME OF ISSUER], as Issuer
By:
Name:
Title:

Annex 1 to Amended and Restated Guarantee and Collateral Agreement
     ASSUMPTION AGREEMENT, dated as of                     , 200     , made by                       , a _____corporation (the “Additional Grantor”), in favor of Fourth Third LLC, as Agent (in such capacity, the “Agent”) for (i) the lenders (the “Lenders”) party to the Credit Agreement referred to below and (ii) the other Secured Creditors (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS [                      ], (“Borrower”), [                      ], the Lenders and the Agent have entered into a Credit Agreement, dated as of [                    ] (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of [                     ] (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Agent for the benefit of the Secured Creditors;
     WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 19.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Perfection Certificate or Perfection Supplement most recently delivered pursuant to the terms of the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as to the Additional Grantor contained in Section 6 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]

By:
Name:
Title:

Execution
EARTH BIOFUELS, INC.
WARRANT PURCHASE AND
REGISTRATION RIGHTS AGREEMENT
     This Warrant Purchase and Registration Rights Agreement (the “Agreement”) is entered into as of March 23, 2007, by and between Earth Biofuels, Inc., a Delaware corporation (the “Company”) and Fourth Third LLC (the “Purchaser”).
     WHEREAS, the Company wishes to sell to the Purchaser a warrant (together with any replacements or additional warrants issued in connection therewith, the “Warrant”) to purchase 6,774,908 shares of the Company’s Warrant Stock (as defined in the Warrant), upon the terms and subject to the conditions hereinafter set forth; and
     WHEREAS, in connection with the issuance and sale of the Warrant by the Company to the Purchaser, the Company desires to provide the Purchaser certain rights with respect to registration of the shares of Warrant Stock held by it and certain other rights with respect to such shares as an inducement to the Purchaser to purchase the Warrant.
     NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and the Purchaser hereby agree as follows:
  1. DEFINED TERMS.
     Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:
          “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          “Credit Agreement” shall mean the Credit Agreement, dated as of March 23, 2007, as amended, restated, modified or supplemented from time to time, among the Company, Durant Biofuels, LLC, the other Loan Parties named therein, the Lenders named therein and Fourth Third LLC, as Agent.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
          “Holder” shall mean the Purchaser and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.11 hereof.

          “Initiating Holders” shall mean any Holder or Holders of Registrable Securities who in the aggregate hold(s) not less than a majority in interest of the Registrable Securities.
          “Other Stockholders” shall mean persons other than Holders who, by virtue of other agreements with the Company, are entitled to include their securities in certain registrations hereunder.
          “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the exercise of the Warrant and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include (1) any shares of Common Stock which have previously been registered, (2) any shares of Common Stock which have been sold to the public either pursuant to an effective registration statement or an exemption from registration under the Securities Act (including Rule 144) or (3) any shares of Common Stock which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.
          The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement on Form S-l, Form S-3 or any other applicable form(s) or any such successor form(s) in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
          “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration; provided that Registration Expenses shall not include Selling Expenses.
          “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
          “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
          “Selling Expenses” shall mean all underwriting discounts, selling commissions, fees and expenses of counsel for the Holders requesting registration pursuant to Section 2.1 or Section 2.3 hereof and stock transfer taxes applicable to the sale of Registrable Securities.

SECTION 2. WARRANT PURCHASE
     1.1. Purchase and Sale of Warrant.
     (a) In consideration of the making of the Loan pursuant to the Credit Agreement to Borrower, and subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchaser and the Purchaser agrees that it will acquire from the Company on the Closing Date, the Warrant for a deemed purchase price, for the purposes of Treasury Regulation of § 1.1273-2(h), of $200,000.00 (which purchase price shall be deemed paid with a like amount of proceeds of the Loan made by the Purchaser to Borrower). The Warrant is being issued substantially in the form of Exhibit A hereto.
     (b) The Company and the Purchaser acknowledge that the purchase price set forth above for the Warrant represents its fair market value, and agree to be bound by this allocation for all tax purposes pursuant to Treasury Regulation § l.1273-2(h).
     1.2. Conditions.
     The obligation of the Purchaser to purchase the Warrant is subject to the satisfaction of each of the conditions set forth in Section 4 of the Credit Agreement.
     1.3 Closing.
     The purchase and issuance of the Warrant under Section 1.1 shall take place at the closing (the “Closing”) to be held at the offices of King & Spalding LLP in New York City on March 23, 2007 or at such other time and place as the parties may agree upon (the date and time of the Closing, the “Closing Date”). On the Closing Date, the Company shall deliver the Warrant to the Purchaser against delivery by the Purchaser to the Company of the purchase price therefor, such purchase price to be paid by the Purchaser making the Loan to the Borrower and the Borrower using a portion of such Loan proceeds equal to the purchase price to remit the purchase price to the Company.
     1.4 Financial Accounting Positions; Tax Reporting.
     Each of the parties hereto agrees to take reporting and other positions with respect to the Warrant that are consistent with the purchase price of the Warrant set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree not to take positions inconsistent with the purchase price of the Warrant set forth herein unless the Purchaser has consented thereto). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Warrant that are consistent with the purchase price of the Warrant set forth herein for all other purposes, including, without limitation, for all federal, state and local tax purposes.

     1.5 Representations and Warranties of Purchaser
Purchaser hereby represents and warrants to the Company as follows:
(a) Authorization; No Contravention
The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the purchase of the Warrant: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its contractual obligations, or any order or decree directly relating to it.
(b) Binding Effect
This Agreement has been duly executed and delivered by it and assuming that it is binding on and enforceable against the Company, this Agreement constitutes the Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(c) No Legal Bar
The execution, delivery and performance of this Agreement by it will not violate any requirement of law applicable to it.
(d) Purchase for Own Account
The Warrant to be acquired by it pursuant to this Agreement and the shares of Warrant Stock underlying the Warrant are being or will be acquired for its own account and with no present intention of distributing or reselling such Warrant and shares of Warrant Stock or any part thereof without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Warrant and the shares of Warrant Stock underlying the Warrant under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control, subject to the terms and conditions of the Loan Documents and the Company’s organizational documents. If the Purchaser should in the future decide to dispose of the Warrant and/or the membership interests, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and subject to any applicable provisions of the Company’s organizational documents (in the case of the Warrant and underlying shares of Warrant Stock) and any Loan Documents to which any Purchaser is a party or is bound. The Purchaser agrees to the imprinting of a legend on the Warrant (and the certificates evidencing the shares of Warrant Stock underlying the Warrant) to the following effect: “THE SECURITY REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON MARCH 23, 2007, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(e) Broker’s, Finder’s or Similar Fees
There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.
(f) Governmental Authorization; Third Party Consent
No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any requirement of law, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.
(g) Accredited Investor
It is an “accredited investor” within the meaning of Rule 501 (a) promulgated under the Securities Act.
(h) Anti-Money Laundering Representation
It is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist which would cause the Purchaser and/or through the Purchaser, the Company to violate the federal Bank Secrecy Act, as amended, in connection with the Purchaser’s acquisition of the Warrant from the Company.
1.6 Representations and Warranties of the Company
(a) Private Offering
No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Warrant. Assuming the accuracy and validity of representations of the Purchaser in Section 1.5 hereof, no registration of the Warrant pursuant to the provisions of the Securities Act or the state securities or “blue sky” laws will be required in connection with the offer, sale or issuance of the Warrant pursuant to this Agreement, the Company covenants and agrees that neither it, nor anyone acting on its behalf, will offer or sell the Warrant or any other security so as to require the registration of the Warrant pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Warrant is so registered.
(b) Broker’s, Finder’s or Similar Fees
There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated under this Agreement based on any agreement, arrangement or understanding with the Company.

(c) Representations in Credit Agreement
The Company hereby repeats and restates, mutatis mutandis, as of the date hereof and as of the Closing Date, each of the representations and warranties as to the Company set forth in the Credit Agreement.
2.	RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.
2.1	Requested Registration.
               (a) If the Company shall receive from the Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company shall:
                    (i) promptly give written notice of the proposed registration to all other Holders in accordance with Section 3.4 hereof; and
                    (ii) subject to the terms and conditions of this Section 2.1, as soon as practicable, but in any event within one hundred twenty (120) days after receipt of a request for registration, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered in accordance with Section 3.4 hereof.
          The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
                    (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
                    (B) if the Company has, pursuant to this Agreement, effected registration of all Registrable Securities requested to be registered, which registration has been declared or order effective and pursuant to which securities have been sold;
                    (C) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (D) if the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.
               (b) Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing, for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than one (1) time in any twelve (12) month period. If the Company elects to defer such filing pursuant to this Section 2.1(b), the Company shall use its best efforts to file a registration statement covering the Registrable Securities so requested to be registered within thirty (30) days of the expiration of the one hundred twenty (120) day deferral period.
          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(d) hereof, include other securities of the Company, with respect to which registration rights have been granted and may include securities of the Company being sold for the account of the Company.
               (c) If the requested registration is an underwritten offering, the right of any Holder to registration pursuant to Section 2.1(a) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If Registrable Securities or other securities are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.1(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 2.1(d).

participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Stockholders) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
               (c) Notwithstanding any other provision of this Section 2.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included shall be allocated pro rata among the Holders requesting registration in proportion to the respective amounts of Registrable Securities and other securities that such Holders, Other Stockholders and the Company had requested to be included in the registration. If any Holder or Other Stockholder does not agree to the terms of any such underwriting, such Holder or Other Stockholder shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
               (d) If shares are so withdrawn from the registration or if the number of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include Registrable Securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.2(c) hereof.
               (e) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.
          2.3 Registration on Form S-3.
               (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 under the Securities Act or any other applicable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2, Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to use its best efforts to effect any such registration: (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than One Million Dollars ($1,000,000); (ii) in the event that the Company shall furnish the certification described in Section 2.1(b) (but subject to the limitations set forth therein); (iii) if in any six (6) month period, the Company has already effected one (1) registration in such period which has been declared or ordered effective; (iv) if the Company has already effected a total of three (3) such registrations within one hundred eighty (180) days of the effective date of any other Company registration statement (other than on Form S-8 or Form S-3 with respect to employees’ stock); or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
               (b) If a request complying with the requirements of Section 2.3(a) hereof is delivered to the Company, the provisions of Sections 2.1 (a)(i) and (ii) and Section 2.1(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 2.1(c) and 2.1(d) hereof shall in addition apply to such registration.
          2.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1, .2.2 and 2.3 hereof shall be borne by the Company and all Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf; provided, however, that if the registration pursuant to Section 2.1 or 2.3 hereof is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, the Holders shall forfeit their right to one demand registration pursuant to Section 2.1 with respect to a registration statement on Form S-l or to demand registration pursuant to Section 2.3 with respect to a demand registration on Form S-3, unless the Holders of a majority of the Registrable Securities elect to reimburse the Company for the expenses incurred by the Company attributable to the registration of such Registrable Securities, which expenses shall be paid within thirty (30) days after receiving the Company’s statement of Registration Expenses following such withdrawal, in which case the Holders of such Registrable Securities shall not be deemed to have exercised their right to require the Company to register Registrable Securities pursuant to Section 2.1 or 2.3, as applicable; provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material change in the condition, business, or prospects of the Company which was not known to the Holders at the time of their request and the Holders have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of the Registration Expenses and shall retain their rights pursuant to Section 2.1 and 2.3 hereof.
          2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will as expeditiously as practicable use its best efforts to:
               (a) keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;
          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
          (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
          (d) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;
          (e) use its best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed;
          (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
          (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make publicly available to all of its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall conform materially with the provisions of Section 11(a) of the Securities Act; and
          (h) if the registration is in connection with any underwritten offering pursuant to Section 2.1 or Section 2.3 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided that such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.
     2.6 Indemnification.
          (a) The Company will indemnify each Holder, each of such Holder’s officers, directors, managers, members and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of such Holder’s officers, directors, managers, members and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).
          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers, and each other such Holder and Other Stockholder, and each of their officers, directors, managers, members, partners, and each person controlling such Holder or Other Stockholder, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, managers, members, partners, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent but only to the extent that such untrue statement or omission is made in (or omitted from) such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); provided, further, that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder less any underwriting discounts, selling commissions and stock transfer taxes paid by such Holder in the offering.
          (c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, to the extent such failure is not materially prejudicial. No Indemnifying Party shall, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting there from.
          (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
     2.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights senior to the registration rights granted to the Holders hereunder.
     2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
          (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;
          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request as to the Company’s compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
     2.10 Delay of Registration; Furnishing Information.
          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the Holders requesting registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by such Holders and the intended method of disposition of such securities as shall be required to effect the registration of such Holders’ Registrable Securities.

     2.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder of such securities to any Person to whom an assignment has been or is concurrently being made of an interest in the Loan in accordance with the Credit Agreement and the Warrant in accordance with the Warrant, and so long as the number of Registrable Securities purchasable pursuant to the portion of the Warrant so transferred represents not less than the pro rata portion of the Loan held or being assigned to such Person.
     2.12 “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act with respect to an underwritten public offering.
     The obligations of this Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-3 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.
     2.13 Allocation of Registration Opportunities. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or any other shares of stock issued to employees, officers, directors, or consultants pursuant to a Company Stock Option Plan, or with respect to registrations under Sections 2.1 or 2.3 hereof, in order to include in such registration securities registered for the Company’s own account.
     2.14 Termination of Registration Rights. The rights of a Holder to request registration of Registrable Securities pursuant to this Agreement shall terminate as to any Holder when all of such Holder’s Registrable Securities cease to be “Registrable Securities” as defined in Section 1 hereof.
     2.15 Directed Shares. In the event of a firm commitment underwritten public offering of the Company’s Common Stock pursuant to which the underwriters permit the Company to direct the purchasers of any public offering shares, the Holders will be offered the right to purchase, or to assign the right to purchase, subject to compliance with Federal securities laws, a percentage of such publicly offered shares equal to such Holder’s pro rata share of the Company’s Common Stock outstanding immediately prior to such issue.

SECTION 3. MISCELLANEOUS.
     3.1 Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
     3.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least a majority of the Registrable Securities. Any such amendment, waiver, discharge or termination shall be binding on all holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.
     3.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States certified mail, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder as indicated on the signature page, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of certified mailing, facsimile transfer or delivery.
     3.5 Delays or Omissions. No delay on the part of any Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.
     3.6 Rights; Severability. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     3.7 Information Confidential. Each party acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Securities Act or Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such party is required to disclose such information by a governmental body.
     3.8 Consent to Jurisdiction, Etc. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT HOLDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     3.9 Captions. Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
     3.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement shall constitute effective delivery of such signature page.
[signature pages to follow]

     IN WITNESS WHEREOF, the parties have executed this Warrant Purchase and Registration Rights Agreement as of the day and year first above written

EARTH BIOFUELS, INC.

By:	/s/ Dennis G. Mc Laughlin, III
Name:	Dennis G. Mc Laughlin, III
Title:	CEO

Address for notices:
[Signature page to Earth BioFuels, Inc.
Warrant Purchase and Registration Rights Agreement - Durant Credit Agreement]

FOURTH THIRD LLC

By:	/s/ Seth B. Taube
Name:	Seth B. Taube
Title:	Authorized Signatory

Address for notices:
[Signature page to Earth BioFuels, Inc.
Warrant Purchase and Registration Rights Agreement - Durant Credit Agreement]